Exhibit 10.9

Execution Version

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

STRATEGIC COLLABORATION, OPTION AND LICENSE AGREEMENT

BETWEEN

JANSSEN PHARMACEUTICA NV

AND

ODYSSEY THERAPEUTICS, INC.

ARTICLE 7. FINANCIAL PROVISIONS		38

7.1.	Upfront Payment	38

7.2.	Research Reimbursement	38

7.3.	Option Exercise Fee	40

7.4.	Milestone Payments	40

7.5.	Royalties	44

7.6.	Payment Method; Foreign Exchange	46

7.7.	Late Payments	46

7.8.	Tax Matters	47

7.9.	Records and Audits	48

ARTICLE 8. INTELLECTUAL PROPERTY		49

8.1.	Inventorship; Ownership	49

8.2.	Patent Prosecution	51

8.3.	Third Party Infringement	53

8.4.	Claimed Infringement	54

8.5.	Common Interest	55

8.6.	CREATE Act and AIA	55

ARTICLE 9. REPRESENTATIONS AND WARRANTIES		55

9.1.	Representations and Warranties of Janssen	55

9.2.	Representations and Warranties of Odyssey	56

9.3.	Odyssey Covenants	57

9.4.	Janssen Covenants	58

9.5.	Disclaimer	59

ARTICLE 10. INDEMNIFICATION; INSURANCE		59

10.1.	Indemnification by Janssen	59

10.2.	Indemnification by Odyssey	60

10.3.	Procedure	60

10.4.	Insurance	61

10.5.	Limitation of Consequential Damages	61

ARTICLE 11. TERM; TERMINATION		61

11.1.	Term; Expiration	61

11.2.	Termination of the Agreement	61

11.3.	Termination for Insolvency	62

11.4.	Termination for Failure to Advance	63

11.5.	Effects of Termination	64

11.6.	Return of Confidential Information	67

11.7.	Accrued Obligations	67

11.8.	Survival	67

ARTICLE 12. CONFIDENTIALITY		68

12.1.	Confidentiality	68

12.2.	Authorized Disclosure	68

12.3.	SEC Filings and Other Disclosures	69

12.4.	Public Announcements; Publications	69

ARTICLE 13. MISCELLANEOUS		70

13.1.	Assignment	70

13.2.	Force Majeure	70

13.3.	Representation by Legal Counsel	70

13.4.	Notices	71

13.5.	Amendment	72

13.6.	Waiver	72

13.7.	Severability	72

13.8.	Descriptive Headings	72

13.9.	Export Control	72

13.10.	Governing Law	72

13.11.	Dispute Resolution	72

13.12.	Entire Agreement	75

13.13.	Independent Contractors	75

13.14.	Interpretation	75

13.15.	No Third Party Rights or Obligations	76

13.16.	Further Actions	76

13.17.	Counterparts	76

STRATEGIC COLLABORATION, OPTION AND LICENSE AGREEMENT

This STRATEGIC COLLABORATION, OPTION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of March 29, 2024 (the “Effective Date”) by and between JANSSEN PHARMACEUTICA NV, a corporation organized and existing under the laws of Belgium (“Janssen”), ODYSSEY THERAPEUTICS, INC., a corporation organized under the laws of Delaware (“Odyssey”). Janssen and Odyssey each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Odyssey possesses expertise in discovering and developing human therapeutics, including with certain Patents, Know-How, technology, and expertise with respect to artificial intelligence/machine learning (“AI/ML”) drug discovery;

WHEREAS, Janssen possesses expertise in discovering, developing, and commercializing human therapeutics; and

WHEREAS, Odyssey and Janssen desire to enter into a strategic collaboration focused on exploring potential compounds to treat certain diseases.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1	“Acquisition Transaction” has the meaning set forth in Section 5.9.2.

1.2

“Action” means any claim, action, cause of action, or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, investigation, hearing, charge, complaint, demand, notice, or proceeding of, to, from, by, or before any Governmental Authority.

1.3

“Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls more than fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority); provided, however, that the term “Affiliate” will not include subsidiaries or other entities in which a Person owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other governing board, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect, or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of an such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.4	“Agreement” has the meaning set forth in the Preamble.

1.5	“Alliance Manager” has the meaning set forth in Section 3.4.1.

1.6

“Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.7	“Arbitration Notice” has the meaning set forth in Section 13.11.3.

1.8	“Availability Notice” has the meaning set forth in Section 2.4.2.

1.9	“Available” has the meaning set forth in Section 1.29.

1.10	“Available Target” means a Target [***].

1.11	“Background Computational IP” means [***].

1.12

“Background IP” means Know-How, Patents, and other intellectual property rights which (a) are Controlled by a Party before the Effective Date or (b) which come into a Party’s Control during the Term but outside the scope of this Agreement, in each case ((a)-(b)), which are either (i) provided by such Party to the other Party hereunder for use in the conduct of a Research Plan or (ii) necessary to enable the use described in the foregoing clause (i), but, in both cases ((i)-(ii)), excluding any Collaboration IP.

1.13

“Blocking Third Party Intellectual Property” means, with respect to a Project Compound or Product in any country, Patents in such country owned or controlled by a Third Party that Cover, or are necessary to Research, Develop, Manufacture, or Commercialize, such Project Compound or Product in the Field in such country.

1.14	“Blocking Third Party Intellectual Property Costs” means [***].

1.15	“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, NY are authorized or obligated to close.

1.16

“Calendar Quarter” means a financial quarter based on the J&J Universal Calendar for that year and is used by Janssen and its Affiliates for internal and external reporting purposes; provided, however, that the first Calendar Quarter for the first Calendar Year extends from the Effective Date to the end of the then-current Calendar Quarter and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.17

“Calendar Year” means a year based on the J&J Universal Calendar for that year. The last Calendar Year of the Term begins on the first day of the J&J Universal Calendar year for the year during which termination or expiration of this Agreement will occur, and the last day of such Calendar Year will be the effective date of such termination or expiration.

1.18

“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

1.19

“Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, or (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party other than through issuances by such Party of securities of such Party in a bona fide financing transaction or series of related bona fide financing transactions, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

1.20	“Clinical Trial” means a study in humans that is conducted in accordance with GCP and is designed to generate data in support of an MAA.

1.21

“Collaboration IP” means Computational Collaboration IP and other Know-How, Patents, and other intellectual property rights arising under a Research Plan or the activities under this Agreement, excluding all Project Compounds and Project Compound IP.

1.22	“Combination Product” means, [***].

1.23	“Commercial License” has the meaning set forth in Section 5.3.2(a).

1.24

“Commercialization Approval” means, with respect to a given Product and any country or regulatory jurisdiction: (a) approval of a MAA for such Product by the applicable Regulatory Authority in such country or regulatory jurisdiction; and (b) any Price and Reimbursement Approvals that are necessary to conduct a launch of such Product in such country or regulatory jurisdiction, it being understood and agreed by the Parties that no such pricing or reimbursement approvals are legally required in the United States as of the Effective Date, but that such pricing or reimbursement approvals may later become legally required in the United States due to changes in Applicable Law.

1.25

“Commercialize” or “Commercializing” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than Research, Development, and Manufacturing, in preparation for the foregoing activities, including obtaining Commercialization Approval, and to conduct post-Commercialization Approval studies (including Clinical Trials). When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.26	“Commercially Reasonable Efforts” means, with respect to a Party, [***].

1.27	“Competing Product” means, on an Elected Target-by-Elected Target basis, with respect to a given Elected Target, [***].

1.28	“Computational Collaboration IP” means [***].

1.29

“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its Permitted Recipients, prior to, on or after the Effective Date, whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms and conditions of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. The identity of the Elected Targets hereunder as Targets under this Agreement will be the Confidential Information of both Parties; provided, that if Janssen exercises the Option for an Elected Target, the identity of such Elected Target as a Target under this Agreement will be Janssen’s Confidential Information and will no longer be Odyssey’s Confidential Information, unless the Program for such Elected Target becomes an Odyssey Terminated Program, in which case the identity of the Target as the Target of such Odyssey Terminated Program will be Odyssey’s Confidential Information. For clarity, (a) Janssen’s Background IP, Excluded Janssen Compounds, Project Compound IP, and Janssen Collaboration IP will be the Confidential Information of Janssen; provided that Project Compound IP for a Program will become the Confidential Information of Odyssey if such Program becomes an Odyssey Terminated Program, (b) Odyssey’s Background IP, Odyssey’s Background Computational IP and Odyssey Collaboration IP will be the Confidential Information of Odyssey, and (c) Joint Collaboration IP, including Computational Collaboration IP, and the existence and terms of this Agreement will be the Confidential Information of both Parties, with each Party being treated as the Receiving Party with respect to such Confidential Information. Notwithstanding any provision of this Section 1.29 to the contrary, Confidential Information does not include any Know-How or information that: (i) subject to the immediately preceding sentence, was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party, as demonstrated by written records; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (v) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information belonging to the Disclosing Party, as demonstrated by written records; provided, that in connection with the foregoing exclusions from protection, that specific Confidential Information will not be deemed to be known, generally available, in the public domain, disclosed, independently discovered or developed (individually and collectively “Available”), merely because broader or related information is Available, nor will combinations of elements or principles be considered to be Available merely because individual elements thereof are Available.

1.30	“Continuation Election Period” has the meaning set forth in Section 2.5.1.

1.31	“Continuation Notice” has the meaning set forth in Section 2.6.

1.32	“Continuation Research” has the meaning set forth in Section 2.6.

1.33

“Control” or “Controlled” means with respect to any Know-How, Patents, Materials, Regulatory Filings, Commercialization Approvals, or other data, information, or materials, possession of the ability by a party or its affiliate(s) (whether by sole or joint ownership, license or otherwise, other than pursuant to this Agreement) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How, Patents, Materials, Regulatory Filings, Commercialization Approvals, or other data, information, or materials. Notwithstanding anything in this Agreement to the contrary, (a) a Party will be deemed to not

Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (i) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (ii) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology or are subsequently acquired or licensed by such Third Party, and (b) in the event the grant of a license, access, or other right in, to, or under, any Patent or Know-How requires payment to a Third Party or compliance with obligations required to be passed onto a sublicensee of such Patent or Know-How, then such granting Party will promptly notify the other Party of such payment obligation and such other Party may elect to (i) comply with all applicable obligations of a sublicensee under such Patent or Know-How and reimburse the granting Party for all required amounts owed to such Third Party that is applicable to the sublicensed rights, in which case, such Patent or Know-How will be deemed Controlled by such granting Party, or (ii) exclude such Know-How or Patent, in which case, such Patent or Know-How will not be deemed Controlled by such granting Party.

1.34	“Core Criteria” has the meaning set forth in Section 2.2.

1.35

“Cover,” “Covering” or “Covers” means, as to a product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would, in the absence of a license granted under, or ownership of, such Patent, infringe such Patent if such pending claim were to issue in an issued patent without modification, without taking into account any exemption from infringement under Applicable Law.

1.36	“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).

1.37

“Currency Hedge Rate” means the Janssen currency hedge rate used to convert a currency other than United States Dollars to United States Dollars, which is the result of the effectively performed currency hedging at Janssen or its Affiliates for the upcoming Calendar Year and will be set up once a Calendar Year and will remain constant throughout such Calendar Year. Such currency hedge rate is calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contracts with respect to such non-United States Dollar currency at Janssen or its Affiliates with Third Party banks.

1.38	“[***] Elected Target” means an Elected Target which is [***].

1.39	“Derivative” means, with respect to a compound (a “Reference Compound”), any compound that meets all of the following conditions [***].

1.40

“Development” means all clinical and non-clinical research and development activities conducted after filing of an IND, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Commercialization Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Commercialization Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.

1.41	“Directed to” means [***].

1.42	“Disclosing Party” has the meaning set forth in Section 12.1.

1.43	“Dispute” has the meaning set forth in Section 13.11.1.

1.44

“Distributor” means a Third Party to whom Janssen grants a right to sell or distribute a Product, that does not make payments to Janssen that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sales of Products.

1.45

“Divestiture” means, with respect to a Competing Product, the sale, exclusive license or other transfer by the applicable Party and its Affiliates of all of their development and commercialization rights with respect to such Competing Product to a Third Party without the retention or reservation of any development or commercialization obligation, interest or participation rights (other than solely an economic interest or the right to monitor and enforce customary terms and conditions contained in the relevant agreements effectuating such transaction). When used as a verb, “Divest” means the to engage in a Divestiture.

1.46	“Effective Date” has the meaning set forth in the Preamble.

1.47	“Elected Target” means [***].

1.48	“EMA” means the European Medicines Agency and any successor entity thereto.

1.49	“European Commission” means the European Commission or any successor entity that is responsible for granting Commercialization Approvals authorizing the sale of pharmaceuticals in the European Union.

1.50	“European Union” or “EU” means each and every country or territory that is officially part of the European Union.

1.51	“Excluded Janssen Compound” means [***].

1.52	“Exclusivity Period” means, on an Elected Target-by-Elected Target basis, with respect to a given Elected Target, the period [***].

1.53	“Executive Officers” means the Chief Executive Officer of Odyssey or its designee and the Global Head of Discovery and Manufacturing Development of Janssen or its designee.

1.54	“FDA” means the United States Food and Drug Administration and any successor entity thereto.

1.55	“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.56	“Field” means all diagnostic, prophylactic, and therapeutic uses.

1.57

“First Commercial Sale” means, with respect to a given Royalty Product in a country, the first sale in an arms-length transaction of such Royalty Product to a Third Party by or on behalf of Janssen, its Affiliate, or (Sub)licensee in such country following receipt of applicable Commercialization Approval of such Royalty Product in such country; provided, however, that First Commercial Sale will not include any transfer of a Royalty Product (a) between or among Janssen and its Affiliates or (Sub)licensees or (b) for purposes of patient assistance programs, treatment IND sales, named patient sales, compassionate use sales, or the like.

1.58

“Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, voluntary or involuntary compliance with any regulation, law, or order of any government, war, civil commotion, labor strike or lock-out, epidemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm, or like catastrophe.

1.59	“FTE Costs” means, with respect to a period, the FTE Rate multiplied by the number of Odyssey FTEs that are budgeted in the Research Budget for Odyssey to perform an activity under the Research Plan.

1.60

“FTE Rate” means, [***] provided, that such rates will increase or decrease on January 1 of each Calendar Year (starting with January 1, 2025) in accordance with the percentage year-over-year increase or decrease in the Consumer Price Index - Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) over the twelve month period preceding each such January 1.

1.61	[***].

1.62	“GAAP” means United States generally accepted accounting principles, consistently applied.

1.63	“Gatekeeper” has the meaning set forth in Section 2.4.1.

1.64

“GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and governmental authorities in countries for which the applicable Project Compound or Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.

1.65

“Generic Product” means, with respect to a Royalty Product and country, any product that (a) is sold in such country (or is commercially available in such country via import from another country) by a Third Party under a marketing authorization (such as an Abbreviated New Drug Application under Section 505(j) of the FFDCA), granted by a Regulatory Authority to a Third Party, (b) contains a Project Compound that is the same Project Compound included in such Royalty Product as an active ingredient; and (c) is approved in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Royalty Product as determined by the applicable Regulatory Authority; provided, however, that [***].

1.66

“GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside of the United States, to the extent such standards are not less stringent than United States standards.

1.67	“Governmental Authority” means any court, agency, department, authority, or other instrumentality of any national, state, county, city, or other political subdivision.

1.68

“Hit-Finding Activities” means, on a Program-by Program basis, with respect to a given Program, the activities set forth in the Research Plan for such Program under the heading “Hit Finding Activities” up to and including the activities listed under the heading “Prepare for HTL Entry”.

1.69

“Hit-to-Lead Activities” means, on a Program-by Program basis, with respect to a given Program, the activities set forth in the Research Plan for such Program under the heading “Hit-to-Lead Activities” up to and including the activities listed under the heading “Prepare for LO Entry”.

1.70	[***].

1.71

“IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the United States Code of Federal Regulations, including any supplements or amendments thereto. References herein to IND will include, to the extent applicable, any comparable filings outside the United States.

1.72	[***].

1.73	“Indemnified Party” has the meaning set forth in Section 10.3.1.

1.74	“Indemnifying Party” has the meaning set forth in Section 10.3.1.

1.75	“Indication” means the diagnosis, treatment, or prevention of a discrete clinically-recognized form of a disease. [***].

1.76	“Indirect Taxes” has the meaning set forth in Section 7.8.3.

1.77	“Infringement” has the meaning set forth in Section 8.3.1.

1.78	“Infringement Action” has the meaning set forth in Section 8.3.2.

1.79	“Infringement Claim” has the meaning set forth in Section 8.4.

1.80	“Initiation of GLP Tox” means the first dosing of the first animal in the IND-enabling toxicology trial for a Program.

1.81

“Initiation of Hit-to-Lead” means, on a Program-by Program basis, with respect to a given Program, the commencement of the activities listed under the heading “Hit-to-Lead Activities” under the applicable Research Plan.

1.82

“Initiation of Hit-to-Lead Criteria” means, with respect to a Research Plan, the criteria contained in the applicable Research Plan as relevant to determine whether to proceed with the Initiation of Hit-to-Lead.

1.83

“Initiation of Late Lead Optimization” means, on a Program-by Program basis, with respect to a given Program, the commencement of the activities listed under the heading “Late Lead Optimization Activities” under the applicable Research Plan.

1.84

“Initiation of Late Lead Optimization Criteria” means, with respect to a Research Plan, the criteria agreed by the Parties as relevant to determine whether to proceed with the Initiation of Late Lead Optimization.

1.85

“Initiation of Lead Optimization” means, on a Program-by Program basis, with respect to a given Program, the commencement of the activities listed under the heading “Lead Optimization Activities” under the applicable Research Plan.

1.86

“Initiation of Lead Optimization Criteria” means, with respect to a Research Plan, the criteria agreed by the Parties as relevant to determine whether to proceed with the Initiation of Lead Optimization.

1.87	“Insolvency Event” has the meaning set forth in Section 11.3.

1.88	“Interim Activities” has the meaning set forth in Section 2.5.2.

1.89	“IRS” has the meaning set forth in Section 7.8.3.

1.90	“Janssen” has the meaning set forth in the Preamble.

1.91

“Janssen Activities” means, with respect to a given Research Plan, any and all Research activities that Janssen agrees to conduct and for which it is specifically designated as the responsible Party under such Research Plan.

1.92	“Janssen Collaboration IP” means Collaboration IP that is [***].

1.93	“[***] Elected Target” means an Elected Target with respect to which [***].

1.94	“Janssen Indemnified Party” has the meaning set forth in Section 10.2.

1.95	“Janssen Subcontractor” has the meaning set forth in Section 5.5.2.

1.96	“Janssen Terminated Program” has the meaning set forth in Section 11.5.6.

1.97

“J&J Universal Calendar” means the calendar of a particular period of approximately twelve (12) months that constitutes a financial year for the purposes of Janssen and its Affiliates. A copy of the J&J Universal Calendar covering 2024 is attached hereto as Schedule 1.97, and copies of the J&J Universal Calendar covering subsequent periods will be provided by Janssen to Odyssey at least [***] prior to the beginning of each such period until the expiry of the Term.

1.98	“Joint Collaboration IP” means all Collaboration IP excluding [***] IP.

1.99	“Joint Patent Committee” or “JPC” has the meaning set forth in Section 3.2.1.

1.100	“Joint Research Committee” or “JRC” has the meaning set forth in Section 3.1.1.

1.101	“JRC Special Meeting” has the meaning set forth in Section 2.5.1.

1.102	“Key 5 European Countries” means, for the purposes of this Agreement, any and all of France, Germany, Italy, Spain, and the United Kingdom.

1.103

“Know-How” means all chemical or biological materials and other tangible materials, inventions, improvements, practices, discoveries, developments, data, information, technology, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques, and results of experimentation and testing, including pharmacological, toxicological, and pre-clinical and clinical data, and analytical and quality control data, in all cases, whether or not patentable, in written, electronic, or any other form now known or hereafter developed, including any physical embodiments of any of the foregoing; but excluding in any event any Patents.

1.104

“Late Lead Optimization Activities” means, on a Program-by Program basis, with respect to a given Program, the activities set forth in the Research Plan for such Program under the heading “Late Lead Optimization Activities” and all subsequent activities set forth in such Research Plan.

1.105

“Lead Optimization Activities” means, on a Program-by Program basis, with respect to a given Program, the activities set forth in the Research Plan for such Program under the heading “Lead Optimization Activities” up to and including the activities listed under the heading “Prepare for LLO Entry”.

1.106	“Liabilities” has the meaning set forth in Section 10.1.

1.107

“MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction.

1.108

“Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

1.109	“Materials” means all biological materials or chemical compounds (excluding Project Compounds) provided by a Party for use by the other Party to conduct activities pursuant to this Agreement.

1.110

“Maximum Fair Price” means the term as set forth in the Inflation Reduction Act or, if under a similar United States state or federal law, a similar price under such United States state or federal law.

1.111

“Medicare Price” means the average price of a Royalty Product in Medicare Part B or Medicare Part D, as applicable, in the plan year immediately prior to the first Negotiation Period with respect to such Royalty Product.

1.112	“NDA” means a new drug application that is submitted to the FDA for Commercialization Approval for a Project Compound or Product, pursuant to 21 C.F.R. § 314.3.

1.113

“Negotiation Period” means the term as set forth in the Inflation Reduction Act or, if under a similar United States state or federal law, a similar period as set forth under such United States state or federal law.

1.114	“Net Sales” means [***]

1.114.1	[***]

1.114.2	[***]

1.114.3	[***]

1.114.4	[***]

1.114.5 [***]

1.114.6	[***]

1.114.7	[***]

[***]

[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

[***]

(1) [***]

(2) [***]

(3) [***]

Notwithstanding the foregoing, [***]

1.115	“Next Phase Initiation” has the meaning set forth in Section 2.5.

1.116	[***]

1.117	“Odyssey” has the meaning set forth in the Preamble.

1.118	“Odyssey Activities” means, with respect to a given Research Plan, any and all Research activities other than Janssen Activities under such Research Plan.

1.119	“Odyssey Collaboration IP” means Collaboration IP that is [***].

1.120	“Odyssey Data Package” means, [***].

1.121	“Odyssey Indemnified Party” has the meaning set forth in Section 10.1.

1.122	“Odyssey Subcontractor” has the meaning set forth in Section 5.5.1.

1.123	“Odyssey Terminated Program” has the meaning set forth in Section 11.5.5.

1.124	“Option” has the meaning set forth in Section 4.1.

1.125	“Option Exercise Fee” has the meaning set forth in Section 7.3.

1.126	“Option Period” has the meaning set forth in Section 4.1.

1.127	“Other Product” has the meaning set forth in Section 1.22.

1.128

“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party to Third Parties (or payable to Third Parties and accrued in accordance with GAAP), other than Affiliates or employees of such Party.

1.129	“Party” or “Parties” has the meaning set forth in the Preamble.

1.130

“Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

1.131	“Permitted Recipients” has the meaning set forth in Section 12.2.

1.132

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.133

“Phase 1 Clinical Trial” means any Clinical Trial conducted in subjects or patients with the primary objective of characterizing its safety, tolerability, and pharmacokinetics, and identifying a recommended dose and regimen for future studies, including Clinical Trials described in 21 C.F.R. §312.21(a), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.134

“Phase 2 Clinical Trial” means any Clinical Trial conducted in patients that is intended to provide preliminary evidence suggesting effectiveness of the drug, including Clinical Trials described in 21 C.F.R. §312.21(b), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.135

“Phase 3 Clinical Trial” means, with respect to a Product, a pivotal Clinical Trial in humans performed to gain evidence with statistical significance of the efficacy of such Product in a target population, and to obtain expanded evidence of safety for such Product that is needed to evaluate the overall benefit-risk relationship of such Product, to form the basis for approval of an MAA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding regulations in jurisdictions other than the United States. For clarity, a Phase 2 Clinical Trial that is expanded and, as expanded, meets the definition of a Phase 3 Clinical Trial, then, when expanded, such Clinical Trial shall be deemed a Phase 3 Clinical Trial, and all patients dosed in the expansion portion of such Clinical Trial will be deemed patients dosed in a Phase 3 Clinical Trial.

1.136	“Plan Compound” has the meaning set forth in Section 1.142.

1.137

“Price and Reimbursement Approval” means any approvals, licenses, registrations, or authorizations of any supranational, national, regional, state, or local Regulatory Authority or other regulatory agency, department, bureau, or governmental entity necessary to determine or set pricing of a Product, or its reimbursement level by the relevant health authorities, or other funding institutions, at supranational, national, regional, state, or local level.

1.138

“Price Applicability Period” means the term as set forth in the Inflation Reduction Act or, if under a similar United States state or federal law, a similar period as set forth under such United States state or federal law.

1.139	“Prior Phase Activities” has the meaning set forth in Section 2.5.

1.140	“Product” means any pharmaceutical product, in any form, formulation, presentation, or packaging configuration, that contains a Project Compound, [***].

1.141

“Program” means, on an Elected Target-by-Elected Target basis, with respect to a given Elected Target, Research, Development, Commercialization, and other exploitation, as applicable, of Project Compounds and Products Directed to such Elected Target, including pursuant to the Research Plan for such Elected Target.

1.142	“Project Compound” means, on an Elected Target-by-Elected Target basis, with respect to a given Elected Target, any [***] that (a) [***] (b) [***] (c) [***].

1.143	“Project Compound IP” means (a) all Patents solely related to any Project Compounds and (b) all Know-How solely related to any Project Compounds which arise under a Research Plan.

1.144	“Proposed Target” has the meaning set forth in Section 2.4.2.

1.145

“Prosecution” or “Prosecute” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution” or “Prosecute” will not include any other enforcement actions taken with respect to a Patent.

1.146	“Prosecution Patents” has the meaning set forth in Section 8.2.1.

1.147	“Receiving Party” has the meaning set forth in Section 12.1.

1.148	“Reduced Amount” has the meaning set forth in Section 7.2.1.

1.149	“Reference Compound” has the meaning set forth in Section 1.39.

1.150

“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Commercialization Approvals for pharmaceutical products in such country or countries.

1.151

“Regulatory Exclusivity” means a right or protection, granted by a Regulatory Authority in a jurisdiction, providing with respect to a Product in such jurisdiction, marketing or data exclusivity that prevents the Regulatory Authority from accepting or approving an MAA submitted by a party other than Janssen (or any of its Affiliates or (Sub)licensees) for a generic or competing version of a pharmaceutical product comprising a compound that is a bioequivalent to the Project Compound in the Product, [***].

1.152

“Regulatory Filings” means (a) any regulatory application, submission, notification, communication, correspondence, registration, Commercialization Approvals, and other filings made to, received from, or otherwise conducted with a Regulatory Authority related to Researching, Developing, Manufacturing, obtaining marketing authorization, marketing, selling, or otherwise Commercializing a drug candidate or drug (including any Project Compound or Product) in a particular country or jurisdiction, (b) all supplements and amendments to any of the foregoing, and (c) all data, including clinical data, and other information contained in any of the foregoing.

1.153	“Replacement Target” means any Available Target which replaces any of [***] or a replacement thereof according to the replacement process set forth in Section 2.4.

1.154	“Replacement Target Milestone Amount” has the meaning set forth in Section 7.2.1(b).

1.155

“Research” means conducting research activities to discover and advance products, including preclinical studies and optimization, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.

1.156	“Research Budget” has the meaning set forth in Section 2.2.

1.157	“Research Costs” means [***].

1.158

“Research Plan” means, on a Program-by-Program basis, with respect to a given Program, a research plan meeting the requirements set forth in Section 2.2 to (a) Research Project Compounds and Products Directed to the Elected Target of such Program and (b) generate the data and information required to prepare the Odyssey Data Package for such Program. For clarity, each Program will have its own Research Plan and the initial Research Plans are attached hereto as Schedule 2.2(a) and Schedule 2.2(b).

1.159	“Research Term” means the longer of (a) the period beginning on [***] or (b) on a Program-by-Program basis, with respect to a given Program, [***].

1.160	“Reversion Date” has the meaning set forth in Section 11.5.5.

1.161	“Reversion Election Period” has the meaning set forth in Section 11.5.5.

1.162	“Royalty Product” means any Product (a) Directed to [***] or (b) has [***].

1.163

“Royalty Term” means, with respect to a given Royalty Product in a given country, the period commencing on the date of First Commercial Sale of such Royalty Product in such country and ending upon the latest of [***]

1.164	“Subcontractor” means an Odyssey Subcontractor or Janssen Subcontractor, as applicable.

1.165	“Subcontractor Project Compound IP” has the meaning set forth in Section 8.1.7.

1.166

“(Sub)license” means for a Party, or a direct or indirect (Sub)licensee of such Party, to sublicense, license, grant any other right with respect to, or agree not to assert, any right under (a) any Patent, Know-How or other intellectual property right licensed to such Party under this Agreement, or (b) with respect to Janssen (or its Affiliates or (Sub)licensees), any Project Compound IP arising under this Agreement. When used as a noun, “(Sub)license” means any agreement to (Sub)license.

1.167

“(Sub)licensee” means an Affiliate or Third Party, other than a Distributor, to whom a Party (or an Affiliate or (Sub)licensee of such Party, as applicable) (a) sublicenses any of the rights granted to such Party hereunder during the Term, or (b) with respect to Janssen (or its Affiliates or (Sub)licensees), licenses any of Janssen’s rights to Project Compound IP arising under this Agreement.

1.168	“Target” means any [***]

1.169	“Target [***]” means [***]

1.170	“Target [***] Joint Project Team” has the meaning set forth in Section 3.3.

1.171	“Target [***] Replacement Target” means a Replacement Target [***]

1.172	“Target [***]” means [***]

1.173	“Target [***]” means [***]

1.174	“Target [***]” means [***]

1.175	“Target [***] Joint Project Team” has the meaning set forth in Section 3.3.

1.176	“Target [***] Replacement Target” means a Replacement Target that replaces [***]

1.177	“Target Notice” has the meaning set forth in Section 2.4.2.

1.178

“Taxes” means any national, federal, state, local, municipal, foreign or other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative, top-up, add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, escheat, unclaimed property, capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment or social security or any other tax of whatever kind (including any duty fee, assessment, impost or other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, including any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any such items.

1.179	“Term” means the period commencing on the Effective Date and ending on the expiration of this Agreement pursuant to Section 11.1, unless terminated earlier as provided herein.

1.180	“Territory” means all countries of the world.

1.181	“Third Party” means any Person other than Odyssey, Janssen, or their respective Affiliates.

1.182	“Threshold Activity” means, on an Elected Target-by-Elected Target basis, with respect to a given Elected Target [***]

1.183	“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

1.184	“Unused FTE” has the meaning set forth in Section 2.5.1.

1.185

“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which will not, in the country in question, have been cancelled, withdrawn or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (a) above with respect to such application issues.

ARTICLE 2.

RESEARCH

2.1.

Collaboration Overview. The Parties will collaborate by performing the activities set forth in each Research Plan for the purpose of Researching Project Compounds and Products Directed to Elected Targets for Janssen to further Research, Develop, Manufacture, and Commercialize in the Field in the Territory.

2.2.

Research Plans. Each Program will have its own Research Plan and the initial Research Plans (excluding the associated initial Research Budgets) are attached hereto as Schedule 2.2(a) and Schedule 2.2(b) and the initial Research Budgets are attached hereto as Schedule 2.2(c) and Schedule 2.2(d). Each additional or updated Research Plan will be generally consistent with such initial Research Plans with respect to the scope and content thereof. Each Research Plan will include the following: (a) the activities to be performed by each Party under such Research Plan, (b) projected timelines for such activities under such Research Plan, (c) a budget for Odyssey Activities under such Research Plan (the “Research Budget”), (d) the Initiation of Hit-to-Lead Criteria, Initiation of Lead Optimization Criteria and Initiation of Late Lead Optimization Criteria (collectively, the “Core Criteria”) for such Research Plan, (e) criteria other than the Core Criteria for the purposes of serving as guideposts under such Research Plan, (f) the Materials to be provided by each Party under such Research Plan, and (g) (A) with respect to Target [***] and (B) with respect to Target [***].

2.3.

Research Activities. Subject to Janssen providing any applicable notice of Next Phase Initiation under Section 2.5, during the Research Term, each Party will use Commercially Reasonable Efforts to perform the activities for which such Party is responsible under each Research Plan, [***] in accordance with the timelines set forth therein. Odyssey will be responsible for carrying out all Odyssey Activities under each Research Plan, and Janssen will be responsible for carrying out all Janssen Activities under each Research Plan. Each Party will, and will obligate its Affiliates and Subcontractors to, comply with all Applicable Laws in its and their conduct of such Party’s activities under each Research Plan, including, where appropriate, GLP and cGMP (or similar standards). Upon expiration of the Research Term, neither Party will have an obligation to perform any additional activities under any Research Plan.

2.3.1.

Target [***] and Target [***] Research Activities. With respect to the Program for Target [***] and Target [***] subject to replacement thereof pursuant to Section 2.4, prior to the Initiation of Hit-to-Lead for such Program, Janssen will decide which of Target [***] and Target [***] will remain an Elected Target and which of Target [***] and Target [***] will no longer be an Elected Target. Upon such decision, (a) such Program will only be with respect to the Target that remains an Elected Target, (b) the Parties will make any necessary amendments to such Research Plan in accordance with Section 2.2, (c) such Target that will no longer be an Elected Target will become a terminated Target and such portion of the Program for such terminated Target being deemed a Janssen Terminated Program, and neither Party will have any further obligations under such Research Plan or this Agreement with respect to such terminated Target; provided, however, that such terminated Target will still be subject to the exclusivity obligations under Section 5.9 in accordance with the terms thereof solely for so long as the Target continuing as an Elected Target (i.e., either Target [***] or Target [***]) remains an Elected Target.

2.4.	Elected Target Replacement.

2.4.1.

Gatekeeper. If Janssen would like to use a gatekeeper to inquire whether Janssen may replace a given Elected Target with another Target in accordance with Section 2.4.2 (the “Gatekeeper”), the Parties will mutually agree upon the Gatekeeper. [***] the Parties may replace the Gatekeeper from time to time upon mutual written agreement of the Parties. Upon selection of the Gatekeeper, the Parties and the Gatekeeper will enter into a customary gatekeeping agreement that includes confidentiality and non-use obligations that are substantially similar to those hereunder and that prohibits the Gatekeeper from disclosing to Odyssey the identity of any Proposed Target or from disclosing to Janssen the identify of any Targets that are not Available Targets, except, in each case, as otherwise permitted herein. For clarity, the identity of any Proposed Target as a proposed Target under this Agreement will be Janssen’s Confidential Information upon disclosure to Odyssey pursuant to Section 2.4.2. Other provisions of such gatekeeping agreement will be mutually agreed to by the Gatekeeper and each of the Parties.

2.4.2.	Elected Target Replacement Process.

(a)

Process Without Gatekeeper. On an Elected Target-by-Elected Target basis, with respect to a given Elected Target, during the period commencing on the Effective Date and ending on the earliest of (i) the [***] with respect to such Elected Target, (ii) [***], or (iii) [***], Janssen may nominate a proposed Target as a replacement for such Elected Target (a “Proposed Target”) by providing to Odyssey written notice thereof, which notice will state whether such Proposed Target is, at such time, a [***] Target or [***] Elected Target (such notice, a “Target Notice”); provided, however, that there will be no more than [***] such replacements in the aggregate under this Section 2.4.2(a) and Section 2.4.2(b). Within [***] following Odyssey’s receipt of such notice, Odyssey will notify Janssen whether such Proposed Target is an Available Target.

(b)

Process With Gatekeeper. If Janssen elects to use the Gatekeeper pursuant to Section 2.4.1, and the Parties have mutually agreed upon the Gatekeeper and entered into the gatekeeping agreement pursuant to Section 2.4.1, on an Elected Target-by-Elected Target basis, with respect to a given Elected Target, during the period commencing on the Effective Date and ending on the earliest of (i) [***], (ii) [***], or (iii) [***], Janssen may nominate a Proposed Target by providing to the Gatekeeper a Target Notice; provided, however, that there will be no more than [***] such replacements in the aggregate under Section 2.4.2(a) and this Section 2.4.2(b).Promptly following the Gatekeeper’s receipt of a Target Notice, the Gatekeeper will notify Odyssey that Janssen has submitted a Proposed Target (without providing the identity of such Proposed Target), and [***] following receipt of such Gatekeeper notice, Odyssey will provide the Gatekeeper with a list of all Targets that are not Available Targets as of the date that Janssen submitted the Proposed Target to the Gatekeeper. [***] following the Gatekeeper’s receipt of such list, the Gatekeeper will provide to Janssen written notice (the “Availability Notice”) informing Janssen whether such Proposed Target is an Available Target, and, solely if such Proposed Target is an Available Target, will simultaneously provide written notice to Odyssey of the Proposed Target and the Elected Target it would replace and whether such Proposed Target is, at such time, a [***] Target or [***] Elected Target.

(c)

Outcomes. If a Proposed Target, is not an Available Target, then such Proposed Target cannot become an Elected Target. If a Proposed Target is an Available Target, then (x) if the Proposed Target is a [***] Elected Target, [***] such terminated Research Plan or this Agreement with respect to such terminated Program and terminated Target. For clarity, Target [***] and Target [***] may not be replaced individually, and Janssen’s replacement of Target [***] or Target [***] will replace both Target [***] and Target [***].

(d)	[***]

2.5.	Janssen Continuation Election.

2.5.1.

Within [***] following the completion of each of the Hit-Finding Activities, Hit-to-Lead Activities and Lead Optimization Activities (each being “Prior Phase Activities”), the Party having responsibility for the last-to-finish activities under such Prior Phase Activity will provide written notice to the other Party that such Prior Phase Activities are complete and that it would like to call a special meeting of the JRC pursuant to Section 3.1.1, and, promptly after such other Party’s receipt of such written notice, if Odyssey will be the Party performing the next phase of activities under the applicable Research Plan, Odyssey will provide Janssen with a proposed budget for such next phase of activities. The JRC will meet to review the data and results generated during such Prior Phase Activities, determine whether such data and results are sufficient for Janssen to make a decision regarding whether or not to initiate the next phase of activities under the applicable Research Plan, and review such proposed budget and mutually agree upon any necessary amendments to the applicable Research Budget, within [***] of such completion of Prior Phase Activities (“JRC Special Meeting”). If, at such JRC Special Meeting, the JRC determines that such data and results are not sufficient for Janssen to make such a decision, the Parties will amend the applicable Research Plan and Research Budget to perform Interim Activities pursuant to Section 2.5.2. If, at such JRC Special Meeting, the JRC determines that such data and results are sufficient for Janssen to make such a decision, then Janssen will, within [***] of such JRC determination (the “Continuation Election Period”), provide written notification to Odyssey on whether it will elect, in its sole discretion, to initiate the next phase of activities (“Next Phase Initiation”), with (a) Initiation of Hit-to-Lead being the Next Phase Initiation with respect to the Hit-Finding Activities, (b) Initiation of Lead Optimization being the Next Phase Initiation with respect to the Hit-to-Lead Activities, and (c) Initiation of Late Lead Optimization being the Next Phase Initiation with respect to the Lead Optimization Activities. [***] During the Continuation Election Period, Janssen may request that Odyssey perform additional Research activities prior to Next Phase Initiation. If Janssen so requests, the Parties will proceed in accordance with Section 2.5.2. [***].

2.5.2.

If (a) the JRC determines, during a JRC Special Meeting, that the data and results are not sufficient for Janssen to make a decision pursuant to Section 2.5.1 or (b) during the Continuation Election Period, Janssen would like Odyssey to perform additional Research activities pursuant to Section 2.5.1, in either case ((a) or (b)), the Parties will amend the Research Plan and Research Budget through the JRC, which amendment will require mutual agreement by the Parties (with such mutual agreement not being effective unless documented in a written instrument duly executed by an authorized representative of each Party), to perform (i) in the case of the preceding clause (a), Research activities so that the data and results are sufficient for Janssen to make a decision pursuant to Section 2.5.1 or (ii) in the case of the preceding clause (b), such additional Research activities referenced in clause (b), ((i) and (ii), the “Interim Activities”); provided that [***]. Any such Interim Activities will be completed by the Parties pursuant to Section 2.3, [***] and the Party having responsibility for the last-to-finish activities under such Interim Activities will provide written notice to the other Party when such Interim Activities are complete within [***] of completion thereof. In the case of clause (a) above, the JRC Special Meeting process and Janssen decision-making set forth in Section 2.5.1 will then apply with respect to whether Janssen elects, in its sole discretion, Next Phase Initiation. [***].

[***] of the JRC Special Meeting, then Odyssey may elect not to perform such Interim Activities, and, if Odyssey so elects, (1) if such election is with respect to proposed Interim Activities in connection with clause (a), the Continuation Election Period will commence upon such election, and (2) nothing in this Agreement will prevent Janssen from performing such Interim Activities by itself or through its Affiliates or Janssen Subcontractors, at its sole cost and expense.

2.6.

Odyssey Data Package; Initiation of GLP Tox. Within [***] following the completion of the last experiment (as set forth in the applicable Research Plan) prior to the Initiation of Late Lead Optimization Activities, Odyssey will provide written notice to Janssen that such experiment is complete. If at the JRC Special Meeting held following such completion, the JRC determines that the applicable data and results (a) are sufficient for Janssen to make a decision regarding whether or not to proceed with Initiation of Late Lead Optimization Activities, then Odyssey will provide Janssen with the Odyssey Data Package for the applicable Program [***] following such determination by the JRC, or (b) are not sufficient for Janssen to make a decision regarding whether or not to proceed with Initiation of Late Lead Optimization Activities, then Odyssey will provide Janssen with the Odyssey Data Package for the applicable Program within [***] following the commencement of the Continuation Election Period following completion of all Lead Optimization Activities (including all applicable Interim Activities) for such Program. Following Janssen’s receipt of such Odyssey Data Package, Janssen will provide written notice to Odyssey if Janssen, at its sole discretion, would like to advance such Program, whether itself or through any of its Affiliates or a Third Party (Sub)licensee, and Janssen will provide written notice to Odyssey when it has, itself or through any of its Affiliates or a Third Party (Sub)licensee, commenced Initiation of GLP Tox. [***]

2.6.1.

Continuation Research. Notwithstanding the foregoing, if (a) [***] after Janssen’s receipt of such Odyssey Data Package, Janssen notifies the JRC that it has determined, in good faith, that additional Research with respect to the applicable Project Compound or Product should be conducted (such notice, a “Continuation Notice” and such Research, “Continuation Research”), (b) [***] (B) the JRC will meet and in good faith determine such amendments to the applicable Research Plan as are required to define the activities to be conducted in connection with such Continuation Research, including an amendment to the Research Budget for the conduct of such activities, and will submit such proposed amendments to the Parties to be mutually agreed upon through the JRC, with such mutual agreement not being effective unless documented in a written instrument duly executed by an authorized representative of each Party. Following the Parties’ approval of such amendment(s), (i)

the Parties will conduct the Continuation Research in accordance with Section 2.3, subject to any limitations or conditions that may be agreed to by the Parties in agreeing to conduct the Continuation Research (ii) [***](c) (including any Continuation Research with respect to the Program for Target [***]) and (iii) the JRC will monitor performance of such Continuation Research and meet no less than once (1) per calendar month (or more frequently as determined by the JRC) to discuss the status thereof; provided that [***]. Within [***] following the completion of the Continuation Research, Odyssey will provide Janssen with a revised Odyssey Data Package reflecting the results of the Continuation Research, and the [***] set forth in Section 2.6 [***]. Odyssey will provide to Janssen any additional Know-How or data Controlled by Odyssey relating to the applicable Program that was conceived or generated during the performance of activities under the Research Plan, as Janssen may reasonably request after delivery of the Odyssey Data Package. For clarity, if the Parties do not mutually agree upon an amendment to the Research Plan and Research Budget to perform Continuation Research under this Section 2.6.1, nothing in this Agreement will prevent Janssen from performing such Continuation Research by itself or through its Affiliates or Janssen Subcontractors, at its sole cost and expense.

2.7.	Janssen Activities Outside Research Plan. For the avoidance of doubt, [***].

2.8.

Briefing the JRC. At each regularly scheduled meeting of the JRC, which will be no less frequent than [***], each Party will provide detailed progress updates on activities conducted by such Party under each Research Plan, along with a summary of data associated with such activities, which updates and summaries will be provided to JRC members at least [***] in advance of the applicable JRC meeting.

2.9.

Transfer of Research Materials. To facilitate the conduct of activities under each Research Plan, each Party will provide the Materials to be provided by such Party under such Research Plan to the other Party, and each Party may also provide to the other Party certain other Materials. All Materials provided by a Party hereunder (a) will remain the sole property of the providing Party (other than samples of screening compounds purchased by Odyssey from a Third Party for such Research Plan, and provided by Odyssey to Janssen under such Research Plan, which screening compounds will be the sole property of Janssen), (b) will be used by the receiving Party only in the fulfillment of the receiving Party’s obligations or exercise of such Party’s rights under this Agreement, (c) will remain solely under the control of the receiving Party, (d) will not be used or delivered by the receiving Party to or for the benefit of any Third Party ([***]

restrictive as this Section 2.9) without the prior written consent of providing Party, (e) will not be used in research or testing involving human subjects, unless expressly agreed by the providing Party in writing, (f) (i) will not be reverse engineered or otherwise analyzed to determine the chemical or biological properties of such Materials, or (ii) will not have analogues, progeny, derivatives or modification created, in each case (i) or (ii) by or on behalf of the receiving Party except in the performance of the Research Plan activities. Subject to Article 9, all Materials supplied under this Section 2.9 are supplied “as is,” with no warranties of fitness for a particular purpose, and must be used with prudence and appropriate caution in any experimental work since not all of their characteristics may be known. During the Research Term, upon Janssen’s request, Odyssey will provide to Janssen samples of Project Compounds requested by Janssen to the extent Odyssey is already holding inventory of such Project Compounds, or will otherwise provide such samples [***].

ARTICLE 3.

GOVERNANCE

3.1.	Joint Research Committee.

3.1.1.

Formation. Within [***] after the Effective Date, the Parties will establish a joint research committee (the “Joint Research Committee” or “JRC”) to oversee and coordinate Research and Development activities under each Program. The JRC will be comprised of [***] representatives from each Party, who will each have appropriate experience and qualifications for overseeing and coordinating such activities. Each Party may replace any of its JRC representatives at its sole discretion at any time upon prior written notice to the other Party, which notice will include the contact information of the replacement. The JRC will conduct its responsibilities hereunder [***]. The JRC will meet at least [***] on such dates and at such times and places (including virtually) as mutually agreed to by the members of the JRC. Either Party may also call a special meeting of the JRC upon at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed before the next regularly-scheduled JRC meeting. A JRC meeting will be effective only if at least [***] of the JRC representatives of each Party are present at such meeting. The purpose of the JRC will be to provide the members of the JRC periodic updates regarding the progress of Research and Development activities under each Research Plan and to address the matters set forth in Section 3.1.2. Each Party will be responsible for its own expenses relating to attendance at or participation in JRC meetings.

3.1.2.	Responsibilities. The JRC will:

(a)	Review, discuss, refine, clarify, and approve any new Research Plans and amendments to existing Research Plans;

(b)	Provide comments and recommendations to each Party with respect to such Party’s conduct of activities under each Research Plan;

(c)

Provide a forum for the Parties to discuss the objectives and progress under each Research Plan and to exchange and review scientific information and data relating to the activities being conducted under each Research Plan;

(d)	Review, discuss, and decide on the components of the Odyssey Data Package for each Research Plan; and

(e)	Perform such other duties as are specifically assigned to the JRC under this Agreement.

3.1.3.

Decision-Making. The JRC members will use [***] to reach agreement on any and all matters that the JRC has the authority to decide and endeavor to reach consensus on all such matters, taking into consideration the views of each Party. If the JRC is unable to reach consensus with respect to any such matter within [***] such matter will be referred to the Executive Officers, who will use [***] to reach agreement on such matter. If such Executive Officers are unable to reach consensus with respect to such matter with [***] after such matter is first referred to such Executive Officers, [***].

3.1.4.	Discontinuation of the JRC. Unless otherwise mutually agreed to by the Parties, the JRC will disband at the end of the Research Term for all Programs.

3.2.	Joint Patent Committee.

3.2.1.	Upon the mutual agreement of the Parties, the Parties will establish a joint patent committee (the “Joint Patent Committee” or “JPC”) to:

(a)	Oversee and coordinate the Prosecution of Patents, searching of patent/prior art landscape, and analysis of such searching, that may be applicable under this Agreement;

(b)	Exchange information and updates with respect to the applicable Patent-related matters under this Agreement and reviewing and discussing the progress of such matters;

(c)

Document and discuss at its discretion any issues relating to the applicable Patent-related matters under this Agreement, which documents, and the contents of such discussions, will be held in strict confidence by the Parties to protect their common interests and preserve the privileged status of any attorney-client communication, advice, or legal opinion reflected therein; and

(d)	Perform such other duties as are mutually agreed to by the Parties.

Each Party would be responsible for its own expenses relating to attendance at or participation in JPC meetings; [***].

3.2.2.

Decision-Making. The JPC will have no decision-making authority but will act as a forum for discussion between the Parties with respect to matters relating to the ownership, prosecution and enforcement of Patents pursuant to this Agreement.

3.2.3.	Discontinuation of the JPC. Unless otherwise mutually agreed to by the Parties, any JPC that is formed will disband upon the disbandment of the JRC in accordance with Section 3.1.4.

3.3.

Target [***] Joint Project Team; Target [***] Joint Project Team; Other Committees. Within [***] after the Effective Date, the Parties will establish (a) a joint project team for Target [***] (the “Target [***] Joint Project Team”) to oversee and coordinate Research and Development activities under the Program for Target [***] and (b) a joint project team for Target [***] (the “Target [***] Joint Project Team”) to oversee and coordinate Research and Development activities under the Program for Target [***]. The Parties may, by mutual agreement, form such other committees, project teams, or working groups as may be necessary or desirable to facilitate the activities under this Agreement. To the extent the Parties agree that any such committees, project teams or working groups will have decision-making authority, such committees, project teams or working groups will decide such matters by consensus, and, in the event that consensus cannot be reached, any dispute arising from such committees, project teams, or working groups will also be escalated to the JRC for resolution, and, if the JRC has been disbanded, then any such decision must be made by consensus.

3.4.	Alliance Managers.

3.4.1.

Appointment. Within [***] following the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative of such Party to act as its alliance manager under this Agreement (each an “Alliance Manager”). Each Party may replace its Alliance Manager at its sole discretion at any time upon prior written notice to the other Party, which notice will include the contact information of the replacement.

3.4.2.

Specific Responsibilities. The Alliance Managers that are not member of the JRC or JPC may attend all meetings of the JRC and JPC. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Party’s activities under this Agreement and will have the following responsibilities:

(a)

schedule meetings of the JRC at least [***] in advance, set the agenda for such meetings at least [***] in advance, and circulate draft written minutes from each JRC meeting within [***] after each such meeting;

(b)	facilitate the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties;

(c)	coordinate the various functional representatives of each Party, as appropriate, in developing and executing strategies and plans for Project Compounds and Products;

(d)	provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues;

(e)	coordinate and facilitate budget activities as overseen by the JRC; and

(f)	perform such other functions as requested by the JRC.

ARTICLE 4.

EXCLUSIVE OPTION

4.1.

Option and Option Exercise. Odyssey hereby grants to Janssen an exclusive option to obtain the Commercial License with respect to each Program on the terms set forth in this Section 4.1 (each such option, an “Option”). On a Program-by-Program basis, with respect to a given Program, Janssen may exercise its Option with respect to such Program at any time during the period commencing [***] (the “Option Period”) by providing Odyssey written notice thereof. If Janssen notifies Odyssey in writing that it wishes to exercise the Option with respect to a Program, Odyssey will, and hereby does, grant to Janssen or its designated Affiliate the Commercial License with respect to such Program (subject to Janssen’s payment to Odyssey of the Option Exercise Fee set forth in Section 7.3) and Janssen will pay Odyssey the Option Exercise Fee set forth in Section 7.3. If Janssen fails to timely exercise an Option in accordance with this Section 4.1, such Option will expire and be of no further force or effect.

ARTICLE 5.

LICENSE GRANTS

5.1.

Non-Exclusive Research License from Odyssey to Janssen. Subject to the terms and conditions of this Agreement, Odyssey hereby grants to Janssen a non-exclusive, royalty-free, worldwide license, [***], to use Odyssey’s Background IP, Odyssey Collaboration IP, and Odyssey’s interests in Joint Collaboration IP that are necessary or reasonably useful to perform the Janssen Activities pursuant to the applicable Research Plan and this Agreement during the Research Term, solely to perform the Janssen Activities pursuant to the applicable Research Plan and this Agreement during the Research Term, and for no other purposes.

5.2.

Non-Exclusive Research License from Janssen to Odyssey. Subject to the terms and conditions of this Agreement, Janssen hereby grants to Odyssey a non-exclusive, royalty-free, worldwide license, [***], under Janssen’s Background IP, Janssen Collaboration IP, Janssen’s interests in Joint Collaboration IP, and Project Compound IP that are necessary or reasonably useful to perform the Odyssey Activities pursuant to the applicable Research Plan and this Agreement during the Research Term, solely to perform the Odyssey Activities pursuant to the applicable Research Plan and this Agreement during the Research Term, and for no other purposes.

5.3.	License Grants to Janssen.

5.3.1.	[***]

5.3.2.	Commercialization Licenses.

(a)

Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, with respect to a given Program, effective upon Janssen’s exercise of the Option for such Program in accordance with Section 4.1 and payment of the Option Exercise Fee, Odyssey hereby grants to Janssen and its Affiliates an exclusive (even as to Odyssey), worldwide license, with the right to sublicense (including through multiple tiers, subject to Section 5.4), under Odyssey Collaboration IP and Odyssey’s interest in Joint Collaboration IP that are necessary or reasonably useful to make, have made, use, have used, import, have imported, sell, have sold, offer to sell, having offered to sell, Research, Develop, Manufacture, Commercialize, and otherwise exploit, Project Compounds and Products that are the subject of such Program in the Field in the Territory, solely to make, have made, use, have used, import, have imported, sell, have sold, offer to sell, having offered to sell, Research, Develop, Manufacture, Commercialize, and otherwise exploit, Project Compounds and Products that are the subject of such Program in the Field in the Territory (such license, together with the license granted in Section 5.3.2(b) below, the “Commercial License”).

(b)

Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, with respect to a given Program, effective upon Janssen’s exercise of the Option for such Program in accordance with Section 4.1 and payment of the Option Exercise Fee, Odyssey hereby grants to Janssen and its Affiliates a non-exclusive, worldwide license, with the right to sublicense (including through multiple tiers, subject to Section 5.4), under Odyssey’s Background IP that is necessary or reasonably useful to enable Janssen and its Affiliates to practice the license granted in Section 5.3.2(a) above with respect to such Program, solely to enable Janssen and its Affiliates to practice the license granted in Section 5.3.2(a) above with respect to such Program.

5.4.

(Sub)licensing. Each (Sub)license granted by Odyssey or its Affiliate to a Third Party and each (Sub)license granted by Janssen or its Affiliate to a Third Party will be in writing and will be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. No such (Sub)license will diminish, reduce, or eliminate any obligation of such Party under this Agreement. Such Party will be liable for any act or omission of any (Sub)licensee that is in breach of any of such Party’s obligations under this Agreement as though the same were a breach by such Party, and the other Party will have the right to proceed directly against such Party without any obligation to first proceed against such (Sub)licensee. [***].

5.5.	Subcontracting.

5.5.1.

Odyssey Subcontracting. Odyssey may subcontract the performance of any Odyssey Activities under a Research Plan to one (1) or more Third Party subcontractors (each such Third Party, an “Odyssey Subcontractor”); provided that Odyssey provides written notice of the name of such Odyssey Subcontractor to Janssen prior to use of such Odyssey Subcontractor. No such Odyssey Subcontractor will diminish, reduce, or eliminate any obligation of Odyssey under this Agreement. Odyssey will be liable for any act or omission of any Odyssey Subcontractor that is in breach of any of Odyssey’s obligations under this Agreement as though the same were a breach by Odyssey, and Janssen will have the right to proceed directly against Odyssey without any obligation to first proceed against such Odyssey Subcontractor. Each written agreement between Odyssey and an Odyssey Subcontractor will be consistent with the provisions of this Agreement (including Article 8 and Article 12). Odyssey will be responsible for the effective and timely management of and payment of the Odyssey Subcontractors. The engagement of any Odyssey Subcontractor by Odyssey in compliance with this Section 5.5.1 will not relieve Odyssey of its obligations under this Agreement or any Research Plan. Subject to Section 7.2, Odyssey will be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from its use of an Odyssey Subcontractor.

5.5.2.

Janssen Subcontracting. Janssen may subcontract the performance of any of its obligations under this Agreement, including under a Research Plan, to one (1) or more Third Party subcontractors engaged for the purpose of Janssen’s Research, Development, Manufacture, Commercialization, and other exploitation of Project Compounds and Products in the Field in the Territory (each such Third Party, a “Janssen Subcontractor”). No such Janssen Subcontractor will diminish, reduce, or eliminate any obligation of Janssen under this Agreement. Janssen will be liable for any act or omission of any Janssen Subcontractor that is in breach of any of Janssen’s obligations under this Agreement as though the same were a breach by Janssen, and Odyssey will have the right to proceed directly against Janssen without any obligation to first proceed against such Janssen Subcontractor. Each written agreement between Janssen and a Janssen Subcontractor will be consistent with the provisions of this Agreement (including Article 8 and Article 12). Janssen will be responsible for the effective and timely management of and payment of the Janssen Subcontractors. The engagement of any Janssen Subcontractor by Janssen in compliance with this Section 5.5 will not relieve Janssen of its obligations under this Agreement or any Research Plan. Janssen will be solely responsible for any taxes, including income, withholding, payroll, VAT, sales tax or the like, that arise from its use of a Janssen Subcontractor.

5.6.

Retained Rights. Notwithstanding the exclusive nature of the license grant to Janssen in Section 5.3.2(a), Odyssey retains the rights to practice the Odyssey Collaboration IP and Odyssey’s interest in Joint Collaboration IP to perform its obligations under this Agreement, including its obligations under each Research Plan.

5.7.

No Implied Licenses. All rights not expressly granted hereunder by a Party will be retained by such Party. Except as expressly set forth in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other rights with respect to any intellectual property rights. Janssen will not practice Odyssey’s Background IP, Odyssey’s Background Computational IP or Odyssey Collaboration IP other than as expressly licensed and permitted under this Agreement. Odyssey will not practice Janssen’s Background IP, Janssen Collaboration IP, or Project Compound IP other than as expressly licensed and permitted under this Agreement.

5.8.

Third Party Licenses. Janssen will have the right, in its sole discretion and at its sole cost and expense, to negotiate and obtain licenses or other rights to Third Party Know-How, Patents or other intellectual property rights in connection with the Research, Development, Manufacture, Commercialization, or other exploitation of Project Compounds or Products in the Field in the Territory, and Section 7.5.3(c) will apply with respect to any Blocking Third Party Intellectual Property Costs applicable to any such license or other right.

5.9.	Exclusivity.

5.9.1.

Odyssey Exclusivity. On an Elected Target-by-Elected Target basis, during the Exclusivity Period for such Elected Target, Odyssey will not, itself or through any of its Affiliates or any Third Party, Research, Develop, Manufacture, or Commercialize a Competing Product for such Elected Target in the Field in the Territory.

5.9.2.

Acquisition of Competing Product. Notwithstanding the provisions of Section 5.9.1, if Odyssey or any of its Affiliates acquires rights to Research, Develop, Manufacture, or Commercialize a Competing Product in the Field in the Territory as the result of a merger, acquisition, or combination with or of a Third Party other than a Change of Control (each, an “Acquisition Transaction”) and, on the date of the completion of such Acquisition Transaction, such Competing Product is being Researched, Developed, Manufactured, or Commercialized and such activities would, but for the provisions of this Section 5.9.2, constitute a breach of Section 5.9.1, then Odyssey or such Affiliate will, [***] the completion of such Acquisition Transaction, notify Janssen in writing of such acquisition and either:

(a)

request that such Competing Product be included in this Agreement on terms to be negotiated, in which case, the Parties will discuss the matter in good faith for a period of no less than [***] (or such longer period as may be mutually agreed by the Parties) and, if unable to reach agreement on such terms within such period, Odyssey or such Affiliate will elect to take the action specified in either clause (b) or (c) below; [***];

(b)

notify Janssen that Odyssey or its Affiliate will Divest its rights to such Competing Product, in which case, within [***] after the completion of such Acquisition Transaction, Odyssey or its Affiliate will Divest such Competing Product; or

(c)

notify Janssen in writing that it is ceasing all Research, Development, Manufacturing, and Commercialization activities with respect to such Competing Product, in which case, within [***] thereafter (or such longer period as may be required by ethical obligations relevant to Clinical Trials), Odyssey and its Affiliates will cease all such activities.

During the discussion period under clause (a), prior to the time of Divestiture pursuant to clause (b) or prior to the termination of activities pursuant to clause (c), as applicable, Odyssey and its Affiliates will [***] to segregate all Research, Development, Manufacturing, and Commercialization activities relating to the Competing Product from the Research, Development, Manufacturing, and Commercialization with respect to Project Compounds and Products under this Agreement, including using [***] to ensure that (i) no personnel involved in performing the Research, Development, Manufacturing, or Commercialization of the Competing Product has access to non-public plans or information relating to the Research, Development, Manufacturing, or Commercialization of Project Compounds or Products (provided, that senior management personnel may review and evaluate plans and information regarding the Research, Development, Manufacturing, and Commercialization of Project Compounds and Products in connection with portfolio decision-making) and (ii) no personnel involved in performing the Research, Development, Manufacturing, or Commercialization of Project Compounds or Products have access to non-public plans or information relating to the Research, Development, Manufacturing, or Commercialization of the Competing Product [***].

5.9.3.

Change of Control. Notwithstanding the provisions of Section 5.9.1, if there is a Change of Control involving Odyssey (where Odyssey is the acquired entity), the obligations of Section 5.9.1 will not apply to any product that falls within the definition of a Competing Product that, either prior to or following any such Change of Control is being Researched, Developed, Manufactured, or Commercialized by the relevant acquirer or its Affiliates that exist immediately prior to the date of closing of such Change of Control or any licensee of such acquirer or such Affiliates; provided, that (a) Odyssey and the acquirer and its Affiliates existing immediately prior to the date of closing of such Change of Control establish and enforce internal processes, policies, procedures, and systems to segregate information relating to any such product from any Confidential Information relating to the Project Compounds and Products under this Agreement, [***], (b) the acquirer and its Affiliates existing immediately prior to the date of closing of such Change of Control do not use, directly or indirectly, any Patents, Know-How, and Confidential Information of Odyssey (including any Patents, Know-How, and Confidential Information licensed or acquired from Janssen under this Agreement) in connection with such product, and (c) no personnel who were employees, agents, contractors, or consultants of Odyssey or its Affiliates that performed Research activities under this Agreement at any time prior to or after the date of the closing of such Change of Control will conduct any activities relating to such product.

5.10.

Technology Transfer after Option Exercise. On a Program-by-Program basis, Odyssey will promptly, but no later than [***] after Janssen exercises its Option for such Program hereunder, make available and, at Janssen’s request, deliver to Janssen or one (1) or more of its designated Affiliates all material, documented Know-How within Odyssey Collaboration IP and Joint Collaboration IP in Odyssey’s possession or Control that are [***] to make, have made, use, have used, import, have imported, sell, have sold, offer to sell, having offered to sell, Research, Develop, Manufacture, Commercialize, and otherwise exploit, Project Compounds and Products that are the subject of such Program in the Field in the Territory, and has not previously been provided hereunder, for use in accordance with the exercise of the applicable Commercial License. To assist with the transfer of such Know-How under this Section 5.10, Odyssey will make its personnel reasonably available to Janssen during normal business hours. Each Party will be responsible for their own costs with respect to such technology transfer.

ARTICLE 6.

DEVELOPMENT, MANUFACTURING, AND COMMERCIALIZATION

6.1.	Janssen Development.

6.1.1.

Janssen Development Responsibilities. Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, with respect to a given Program, following the earliest of (a) Janssen’s exercise of its Option with respect to such Program and (b) Initiation of GLP Tox for such Program, Janssen, its Affiliate or (Sub)licensees will, subject to Section 6.1.2, be solely responsible, at its sole discretion and cost and expense, for managing and conducting all activities relating to the Development of Project Compounds and Products in such Program in the Field in the Territory; provided, however, that, at such time, if there are any Odyssey Activities under the Research Plan for such Program that have not yet been performed by Odyssey (e.g., in relation to back-up Project Compounds), Odyssey will continue to perform such Odyssey Activities pursuant to such Research Plan and the terms and conditions of this Agreement, and such Odyssey Activities will remain subject to the JRC. [***] hygiene, GLP, GCP, current standards for pharmacovigilance, and applicable requirements relating to the protection of human subjects.

6.1.2.

Janssen Development Diligence. On a Program-by-Program basis, following the earliest of (a) Janssen’s exercise of its Option with respect to such Program and (b) Initiation of GLP Tox for such Program, Janssen (directly, or through its Affiliates, (Sub)licensees, or Janssen Subcontractors) will use Commercially Reasonable Efforts to [***].

6.1.3.

Janssen Development Reporting. On a Program-by-Program basis, subject to the terms and conditions of this Agreement, during the Term for so long as Janssen is conducting Development activities under this Section 6.1 for a given Project Compound or Product, on an annual basis, Janssen will provide Odyssey with written reports summarizing at a high level the material Development activities under this Section 6.1 it has performed, or cause to be performed, for all Products under such Program since the preceding report and its material Development activities under this Section 6.1 in process and anticipated for the next [***]. Janssen will respond to the reasonable questions or requests of Odyssey for additional information relating to such activities in a timely manner.

6.2.	Janssen Regulatory.

6.2.1.

Janssen Regulatory Responsibilities. Subject to the terms and conditions of this Agreement, Janssen, its Affiliates or (Sub)licensees will, subject to Section 6.1.2, be solely responsible, at its sole discretion cost and expense, for preparing, obtaining, and maintaining Commercialization Approvals for Project Compounds and Products in such Program in the Field in the Territory.

6.2.2.

Janssen Ownership of Commercialization Approvals. Subject to the terms and conditions of this Agreement, Janssen, its Affiliates or (Sub)licensees will own all Regulatory Filings, including all submissions and applications for Commercialization Approvals, and Commercialization Approvals, for such Project Compounds and Products.

6.2.3.

Regulatory Cooperation. Subject to the terms and conditions of this Agreement, Janssen will keep Odyssey reasonably informed with respect to any material Commercialization Approval proceedings for Project Compounds and Products in accordance with its reporting obligations set forth in Section 6.1.3. Odyssey will cooperate and support Janssen, at Janssen’s sole cost and expense, as may be reasonably necessary in preparing and submitting Regulatory Filings and otherwise with respect to obtaining Commercialization Approvals for such Project Compounds and Products and in the activities in support thereof, to the extent Odyssey has control over or the right to obtain documents or other materials that are necessary or useful for Janssen or any of its Affiliates or its or their (Sub)licensees to obtain such Commercialization Approvals.

6.3.

Janssen Manufacturing. Subject to the terms and conditions of this Agreement, Janssen will, subject to Section 6.1.2 and Section 6.4.2, be solely responsible, at its sole discretion and cost and expense, for Manufacturing Project Compounds and Products, and components thereof, in such Program in the Field in the Territory.

6.4.	Janssen Commercialization.

6.4.1.

Janssen Commercialization Responsibilities. Subject to the terms and conditions of this Agreement, Janssen, its Affiliates and (Sub)licensees will, subject to Section 6.4.2, be solely responsible, at its sole discretion cost and expense, for managing and conducting all activities relating to the Commercialization of Products in such Program in the Field in the Territory.

6.4.2.	Janssen Commercialization Diligence. Following receipt of Commercialization Approval for a Product in a Program [***].

6.4.3.

Janssen Commercialization Reporting. On a Program-by-Program basis, subject to the terms and conditions of this Agreement, during the Term for so long as Janssen is conducing Commercialization activities under this Section 6.4 for a given Product for such Program, on an annual basis, Janssen will provide Odyssey with written reports summarizing at a high level the material Commercialization activities under this Section 6.4 it has performed, or cause to be performed, since the preceding report and its material Commercialization activities under this Section 6.4 in process and anticipated for the next [***]. Janssen will respond to the reasonable questions or requests of Odyssey for additional information relating to such activities in a timely manner.

6.4.4.

Janssen Trademarks. Subject to the terms and conditions of this Agreement, Janssen will have the right to brand Products being Commercialized under this Section 6.4 using Janssen-related trademarks and any other trademarks and trade names it determines appropriate for such Products, which branding may vary by country. Janssen or its Affiliates will own all rights in such trademarks and register and maintain such trademarks in the Territory, where and how it determines appropriate.

ARTICLE 7.

FINANCIAL PROVISIONS

7.1.

Upfront Payment. Subject to the terms and conditions of this Agreement, and in partial consideration for the rights granted to Janssen under this Agreement, Janssen will pay to Odyssey a one-time, non-refundable, non-creditable, upfront payment of Six Million and Five Hundred Thousand Dollars ($6,500,000) [***] following the Effective Date.

7.2.	Research Reimbursement.

7.2.1.	Subject to the terms and conditions of this Agreement:

(a)	With respect to the Program for Target [***] Janssen will reimburse [***].

(b)

With respect to any Program for a Replacement Target, Janssen will reimburse [***]; provided that, to the extent any of milestone payments for [***] as set forth in Section 7.4.1 are paid with respect to a Project Compound for such Replacement Target (such aggregate amount, the “Replacement Target Milestone Amount”), then Janssen may reduce its reimbursement of subsequent [***] (such aggregate reduction, the “Reduced Amount”) by up to the Replacement Target Milestone Amount.

(c)

Notwithstanding anything to the contrary in this Agreement, with respect to any Program for an Elected Target, Janssen will reimburse [***]; provided that, for clarity, Janssen will have no obligation to reimburse Odyssey [***].

7.2.2.

Odyssey shall invoice Janssen in arrears once per calendar month for [***] that Janssen is obligated to reimburse under Section 7.2.1. Janssen will pay Odyssey the amounts set forth in any valid invoice submitted pursuant to this Section 7.2 within [***] (or within a shorter period of time if required by Applicable Law) after receipt of the applicable invoice by Janssen. Upon Janssen’s reasonable request, Odyssey will provide reasonable documentation to substantiate any invoiced Research Costs.

7.2.3.

With respect to any Program for an Elected Target, if Odyssey reasonably believes [***] of Odyssey Activities under the applicable Research Plan will exceed those in the Research Budget set forth therein, Odyssey will notify the JRC thereof [***]. Notwithstanding anything to the contrary in this Agreement, [***].

7.3.

Option Exercise Fee. Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, with respect to a given Program, in the event that Janssen exercises its Option with respect to such Program pursuant to Section 4.1 or [***], Janssen will pay to Odyssey a one-time, non-refundable, non-creditable payment of [***] (each such payment, an “Option Exercise Fee”). Janssen will make such Option Exercise Fee payment within [***] after receipt of an invoice from Odyssey for such payment.

7.4.	Milestone Payments.

7.4.1.

[***] Milestones. Subject to Section 7.4.4 and Section 7.4.5, Janssen will pay to Odyssey each milestone payment set forth in this Section 7.4.1 upon the achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event as follows:

(a)

Each milestone payment for each of [***] below is payable only one (1) time in the aggregate, upon achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event with respect to Target [***] or any Replacement Target (which Replacement Target may be a replacement of Target [***] Target [***] or another Replacement Target). By way of example only, if Milestone [***] was achieved with respect to Target [***] (with the corresponding milestone payments paid by Janssen) and then Target [***] was replaced by a Replacement Target, then no milestone payments would be payable for the achievement of Milestone [***] with respect to such Replacement Target, but a milestone payment would be payable for the achievement of Milestone [***] with respect to such Replacement Target.

(b)

Each milestone payment for each of [***] below is payable upon achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event (i) with respect to Target [***] or a Target [***] Replacement Target, up to an aggregate of one (1) time per milestone event, and (ii) with respect to a Target [***] Replacement Target, up to an aggregate of one (1) time per milestone event.

(c)

Each milestone payment for each of [***] below is payable only one (1) time in the aggregate, upon achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event solely with respect to Target [***].

Milestone Number	Milestone Event	Milestone Payment

[***]

7.4.2.

[***] Milestones. Subject to Section 7.4.4 and Section 7.4.5, Janssen will pay to Odyssey each milestone payment set forth in this Section 7.4.2 upon the achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event.

For clarity, (a) each milestone payment for each of [***] below is payable upon achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event (i) with respect to Target [***] or a Target [***] Replacement Target, up to an aggregate of one (1) time per milestone event, and (ii) with respect to a [***] Replacement Target, up to an aggregate of one (1) time per milestone event, and (b) each milestone payment for each of [***] below is payable only one (1) time in the aggregate, upon achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event solely with respect to Target [***].

Milestone Number	Milestone Event	Milestone Payment

[***]

7.4.3.

[***] Milestones. Subject to Section 7.4.4, Janssen will pay to Odyssey each milestone payment set forth in this Section 7.4.2 upon the achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event. Each milestone payment for each of [***] below is payable on a Program-by-Program basis, upon achievement by Janssen or any of its Affiliates or (Sub)licensees of the corresponding milestone event with respect to each Program.

Milestone Number	Milestone Event	Milestone Payment

[***]

7.4.4.

Notice; Payment. Janssen will provide to Odyssey written notice of the achievement of each of the milestone events set forth in Sections 7.4.1, 7.4.2, and 7.4.3, or the deemed achievement of a skipped milestone event set forth in Section 7.4.5, within [***] of achievement thereof. Following Odyssey’s receipt of such notice, Odyssey will promptly invoice Janssen for the applicable milestone payment and Janssen will make such milestone payment within [***]

7.4.5.	Skipped Milestones.

(a)

With respect to Target [***] and each Replacement Target, (i) [***] as set forth in Section 7.4.1 are intended to be successive; if such Elected Target (or the Project Compound for such Elected Target, as applicable), is not required to undergo the event associated with any such milestone event, such skipped milestone will be deemed to have been achieved upon the achievement by such Elected Target (or the Project Compound for such Elected Target, as applicable)

of the next successive milestone event, and (ii) without limiting the foregoing, if any of [***] as set forth in Section 7.4.2 are achieved with respect to a Product for such Elected Target, and any of [***] as set forth in Section 7.4.1 with respect to such Elected Target (or the Project Compound for such Elected Target, as applicable) have not been achieved, then such skipped milestone event will be deemed to be achieved upon such achievement of any of [***] as set forth in Section 7.4.2 with respect to a Product for such Elected Target.

(b)

With respect to Target [***], (i) [***] as set forth in Section 7.4.1 are intended to be successive; if Target [***] (or the Project Compound for Target [***] as applicable), is not required to undergo the event associated with any such milestone event, such skipped milestone event will be deemed to have been achieved upon the achievement by Target [***] (or the Project Compound for Target [***], as applicable) of the next successive milestone event, and (ii) without limiting the foregoing, if any of [***] as set forth in Section 7.4.2 are achieved with respect to a Product for Target [***], and any of [***] as set forth in Section 7.4.1 with respect to Target (or the Project Compound for Target [***], as applicable) have not been achieved, then such skipped milestone event will be deemed to be achieved upon such achievement of any of [***] as set forth in Section 7.4.2 with respect to a Product for Target [***].

(c)

Milestone payments for any skipped milestone event that is deemed to be achieved in accordance with this Section 7.4.5 will be payable in accordance with Section 7.4.4 based on the time it was deemed to be achieved.

7.5.	Royalties.

7.5.1.

Royalty Rates. Subject to Section 7.5.3, on a Program-by-Program and country-by-country basis, Janssen will pay Odyssey royalties based on the aggregate Net Sales of all Royalty Products in such Program sold by Janssen, its Affiliates, or (Sub)licensees in the Field in the Territory at the rates set forth in the table below. The obligation to pay royalties will be imposed only once with respect to the same unit of a Royalty Product.

Aggregate Net Sales of all Royalty Products for a Program	Royalty Rate

[***]

7.5.2.

Royalty Term. Janssen will pay royalties to Odyssey under this Section 7.5 on a Royalty Product-by-Royalty Product and a country-by-country basis during the Royalty Term. Upon the expiration of the Royalty Term for a given Royalty Product in a given country, the Commercial License with respect to such Royalty Product will become fully paid-up, perpetual, and irrevocable.

7.5.3.	Royalty Reductions.

(a)

No Valid Claim. Subject to Section 7.5.3(e), on a Royalty Product-by-Royalty Product and country-by-country basis, if (i) at any time during the Royalty Term for such Royalty Product there is no Valid Claim included [***] or (ii) there is never such a Valid Claim, in each case ((i)-(ii)), [***] then the royalty rates set forth in Section 7.5.1 for such Royalty Product in such country will be reduced by [***]

(b)

Generic Product. Subject to Section 7.5.3(e), on a Royalty Product-by-Royalty Product and country-by-country basis, if [***] Generic Products with respect to a given Royalty Product is marketed and sold in a given country by one or more Third Parties during any Calendar Quarter during the Royalty Term, [***], then the royalty rates set forth in Section 7.5.1 for such Royalty Product in such country will be reduced by [***].

(c)

Third Party Licenses. Subject to Section 7.5.3(e), on a Royalty Product-by-Royalty Product and country-by-country basis, Janssen may deduct from the royalties payable to Odyssey under Section 7.5.1 [***] of any Blocking Third Party Intellectual Property Costs paid by Janssen with respect to such Royalty Product and such country; provided that if (i) the applicable agreement for Blocking Third Party Intellectual Property [***] (ii) [***] then (A) Janssen shall (1) promptly notify Odyssey in writing and (2) the Parties [***] within [***] of such written notice from Janssen, and (B) within [***] of such mutual agreement in clause (A), [***].

(d)

Inflation Reduction Act. Subject to Section 7.5.3(e), if, during the Royalty Term for a given Royalty Product, such Royalty Product is designated as a “selected drug” by the Secretary of the United States Department of Health and Human Services (or similarly designated by another United States national or state official), and Janssen is required to negotiate a Maximum Fair Price that will apply to sales of such Royalty Product during the Price Applicability Period, then the royalty rates set forth in Section 7.5.1 solely with respect to Net Sales in the United States will be reduced by [***].

(e)

Royalty Floor. In no event will the royalties that would otherwise be payable under Section 7.5.1, as reduced by this Section 7.5.3, be reduced by more than [***] in any given Calendar Quarter as a result of any such reduction [***].

7.5.4.

Royalty Reports. During the Term, following the First Commercial Sale of a Royalty Product, within [***] after the end of [***] Janssen will (a) deliver a report to Odyssey specifying on a Product-by-Product (i.e., brand-by-brand) basis: (i) Net Sales in the applicable [***], including an accounting of deductions applied to determine Net Sales; (ii) a summary of the then-current exchange rate methodology then in use by Janssen, and (iii) royalties payable on such Net Sales, and (b) will pay all royalty payments due under Section 7.5 for such [***].

7.6.

Payment Method; Foreign Exchange. All payments under this Agreement will be paid in United States Dollars by wire transfer to an account designated by Odyssey (which account Odyssey may update from time to time in writing). With respect to sales of Products reported in a currency other than United States Dollars, such amounts and the amounts payable hereunder will be expressed in United States Dollars equivalent calculated using the following method:

Prior to the upcoming Calendar Year, Janssen will provide:

(a)	a Currency Hedge Rate(s) to be used for the local currency of each country of the Territory and

(b)

the details of such Currency Hedge Rate(s) in writing to Odyssey not later than [***] after the Currency Hedge Rate(s) are available from Janssen or its Affiliates, which is customarily at the beginning of December.

Such Currency Hedge Rate(s) will remain constant throughout the upcoming Calendar Year. Janssen will use the Currency Hedge Rate(s) to convert reported Net Sales in a currency other than United States Dollars to United States Dollars for the purposes of calculating [***] and royalties hereunder.

7.7.

Late Payments. If a Party does not receive payment of any undisputed sum due the due date therefor, simple interest shall thereafter accrue on the unpaid and undisputed sum due to such Party from the due date until the date of payment at a per-annum rate of one hundred basis points above the prime rate as reported in The Wall Street Journal, Internet Edition on the date such amount was first due, or the maximum rate allowable by Applicable Law, whichever is less.

7.8.	Tax Matters.

7.8.1.

All payments made under this Agreement shall be made without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.

7.8.2.

Any Tax required to be withheld on amounts payable under this Agreement will be paid by the withholding Party on behalf of the other Party to the appropriate Governmental Authority, and the withholding Party will furnish the other Party with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by the other Party.

7.8.3.

The Parties agree to cooperate with one another in accordance with Applicable Law and use reasonable best efforts to mitigate or reduce Tax withholding or similar obligations in respect of payments made by each Party to the other Party under this Agreement. For the avoidance of doubt, the Parties agree that all payments under this Agreement shall be made between Janssen, a corporation organized under the laws of Belgium, and Odyssey, a corporation organized under the laws of the United States. Therefore, the Parties expect that no withholding taxes will apply to payments made under the terms of this Agreement under the U.S.-Belgium income tax treaty. In the event that there is a future change to this Agreement or existing law that alters the above-described withholding tax implications, the Parties agree to work together in a commercially reasonable manner to review and assess the withholding tax implications and to minimize such liability, to the extent legally permissible. Without limiting the generality of the foregoing, each Party will provide the other with any forms, certificates, applications or other documents or evidence that may be reasonably necessary to reduce withholding based on an applicable treaty or otherwise, including a properly completed Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8 or similar forms, certificates, applications or other documents or evidence required by the applicable Governmental Authority of the jurisdiction from which payment is made, as applicable, before a payment is made. If any form, certificate, application or other document or evidence a Party previously delivered expires or becomes obsolete or inaccurate in any respect, such Party will provide the other Party with an updated version of such form, certificate, application or other document or evidence or promptly notify the other Party in writing of its legal inability to do so. Each Party will provide the other Party with reasonable assistance to enable the recovery or refund, as permitted by Applicable Law, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery or refund to be for the benefit of the Party bearing such withholding Tax.

7.8.4.

The Parties agree that the amounts payable under this Agreement do not include any sales, use, excise, VAT, GST, service, consumption or other similar taxes, tariffs or duties (“Indirect Taxes”). [***].

[***]. The Parties will cooperate in good faith to minimize Indirect Taxes to the extent legally permissible.

7.9.	Records and Audits.

7.9.1.

Janssen Obligations. During the Term, Janssen will keep and maintain accurate and complete records covering the [***] preceding Calendar Years regarding the sales of Products and calculation of corresponding royalties in sufficient detail to permit Odyssey to confirm the accuracy of Janssen’s financial records related to the royalty and sales milestone calculations and calculation of Net Sales. Upon [***] prior written notice from Odyssey, Janssen will permit an independent certified public accounting firm of internationally recognized standing, selected by Odyssey and reasonably acceptable to Janssen, to examine the relevant books and records of Janssen and its Affiliates, as may be reasonably necessary to verify the sales of Products (including Royalty Products) and calculation of corresponding royalties reported by Janssen under this Agreement, as applicable. An audit by Odyssey under this Section will occur not more than one (1) time every [***] (except in the event that any such audit reveals an underpayment by Janssen of more than [***] of the amount that was owed under this Agreement, in which case, an audit may occur in the immediately successive Calendar Year) and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at Janssen’s facility or facilities where such books and records are normally kept and such audit will be conducted during Janssen’s normal business hours. Janssen may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of such audit, the accounting firm will, to the extent permitted by such accounting firm, first provide to Janssen, prior to distribution to Odyssey, its written report for such audit such that Janssen can provide such accounting firm with justifying remarks for inclusion in such report prior to sharing the conclusions of such accounting firm with Odyssey. Thereafter, such accounting firm will provide both Parties, to the extent permitted by such accounting firm, a written report disclosing whether the sales of Royalty Products and calculation of corresponding royalties reported by Janssen are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to Odyssey. If the report or information submitted by Janssen results in an underpayment by Janssen, then Janssen will promptly pay such amount to Odyssey and, if, as a result of such inaccurate report or information, such shortfall is more than [***] of the amount that was owed, [***]. If the report or information submitted by Janssen results in an overpayment, then Janssen will receive a credit equal to such overpayment against the royalty otherwise payable to Odyssey.

7.9.2.

Odyssey Obligations. During the Term, Odyssey will keep and maintain accurate and complete records regarding Research Costs covering the [***] preceding Calendar Years. Upon [***] prior written notice from Janssen, Odyssey will permit an independent certified public accounting firm of internationally recognized standing, selected by Janssen and reasonably acceptable to Odyssey, to examine the relevant books and records of Odyssey and its Affiliates, as may be reasonably necessary to verify the Research Costs reported by Odyssey under this Agreement, as applicable. An audit by Janssen under this Section will occur not more than [***] and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at Odyssey’s facility or facilities where such books and records are normally kept and such audit will be conducted during Odyssey’s normal business hours. Odyssey may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of such audit, the accounting firm will provide both Parties a written report disclosing whether the Research Costs reported by Odyssey are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to Janssen. If the report or information submitted by Odyssey results in an underpayment or overpayment, the Party owing the underpaid or overpaid amount, as applicable, will promptly pay such amount to the other Party, and, if, as a result of such inaccurate report or information, such amount is more than [***] of the amount that was owed, [***].

ARTICLE 8.

INTELLECTUAL PROPERTY

8.1.	Inventorship; Ownership.

8.1.1.	Inventorship. Inventorship for inventions made during the course of the performance of this Agreement will be determined in accordance with United States patent laws for determining inventorship.

8.1.2.

Ownership of Background IP. Each Party will retain ownership of such Party’s Background IP, and nothing in this Agreement will assign any ownership to the other Party with respect to such Background IP. For clarity, Janssen will retain ownership of the Excluded Janssen Compounds.

8.1.3.

Ownership of Project Compound IP and Janssen Collaboration IP. As between the Parties, Janssen will own all rights, title, and interests in and to all Project Compound IP and Janssen Collaboration IP. Odyssey will, and hereby does (and will cause its Affiliates to), assign to Janssen all of its rights, title, and interests in and to all Project Compound IP and Janssen Collaboration IP. Odyssey will, at Janssen’s request and expense, assist Janssen in recording and perfecting Janssen’s rights in and to such Project Compound IP and Janssen Collaboration IP, including executing assignments of all applicable inventions to the extent necessary to effectuate the assignment to Janssen of such Project Compound IP and Janssen Collaboration IP, all in forms reasonably acceptable to Janssen.

8.1.4.

Ownership of Odyssey Collaboration IP. As between the Parties, Odyssey will own all rights, title, and interests in and to all Odyssey Collaboration IP. Janssen will, and hereby does (and will cause its Affiliates to), assign to Odyssey all of its rights, title, and interests in and to all Odyssey Collaboration IP. Janssen will, at Odyssey’s request and expense, assist Odyssey in recording and perfecting Odyssey’s rights in and to such Odyssey Collaboration IP, including executing assignments of all applicable inventions to the extent necessary to effectuate the assignment to Odyssey of such Odyssey Collaboration IP, all in forms reasonably acceptable to Odyssey.

8.1.5.

Ownership of Joint Collaboration IP (including Computational Collaboration IP). The Parties will jointly own all rights, title, and interests in and to all Joint Collaboration IP, including Computational Collaboration IP. Each Party will have full rights to exploit such Party’s rights, title, and interests in and to all Joint Collaboration IP, including Computational Collaboration IP, for any and all purposes anywhere in the world, without any requirement of gaining the consent of, payment to, or accounting to, the other Party, subject to the licenses and other rights granted under this Agreement. Each Party will, and hereby does (and will cause its Affiliates to), assign to the other Party an undivided, equal joint interest in its rights, title and interest in the Joint Collaboration IP.

8.1.6.

Disclosure Obligation. Following the completion of Hit-Finding Activities, Hit-to-Lead Activities, Lead Optimization Activities and Late Lead Optimization Activities, each Party will disclose to the other Party through the JPC (or through a designated individual for the other Party after disbandment of the JPC pursuant to Section 3.2.3) Know-How, Patents, or other intellectual property rights created, conceived, or generated by or on behalf of such Party or its Affiliates (or with one or more Third Parties) under this Agreement, including all invention disclosures or other similar documents submitted to such Party or any of its Affiliates by its or their Subcontractors or (sub)licensees (including (Sub)licensees), or its or their directors, officers, employees, or agents, describing such Know-How, Patents, or other intellectual property rights.

8.1.7.

Assignment Obligation. With respect to any activities of a Party under this Agreement that are subcontracted to a Person that is not an employee, the Party retaining such Subcontractor will include in the applicable subcontract an assignment (or alternatively, a license solely to the extent expressly permitted by the penultimate sentence in this Section 8.1.7) to such Party of all rights, title, and interests in and to Know-How, Patents, and other intellectual property rights (whether or not patentable) conceived, reduced to practice, made or developed for such Party under such subcontract that would be deemed [***] under this Agreement or [***] under this Agreement (such Know-How and Patents that would be deemed Project Compound IP, the “Subcontractor Project Compound IP”), other than improvements to the background intellectual property owned or controlled by the Subcontractor, and such Party will be solely responsible for any remuneration to such Subcontractor in connection therewith; [***]. Solely with respect to a subcontract for the performance of activities that are not Research Plan activities, if reasonably appropriate under the circumstances, [***]

[***]. Each Party agrees to execute, acknowledge, and deliver such further instruments and do all such other acts as may be necessary, appropriate or otherwise reasonably requested by the other Party to effect the allocation of ownership set forth in this Section 8.1.

8.2.	Patent Prosecution.

8.2.1.

[***] Prosecution. As between the Parties, [***] will have the first right to Prosecute the Patents within the Joint Collaboration IP (including Computational Collaboration IP) and within the Project Compound IP (the “Prosecution Patents”), at [***] sole cost and expense, through patent counsel or agents of its choice; provided that prior to submitting an application for a Patent with respect to any Joint Collaboration IP (including Computational Collaboration IP), the Parties will discuss in good faith and give due consideration to each Party’s reasonable request as to the contents of the patent filings within the Joint Collaboration IP. Notwithstanding the foregoing, neither Party will file such a patent covering any Joint Collaboration IP without each Party’s mutual agreement, such agreement not to be unreasonably withheld, conditioned, or delayed. For clarity, [***] may not exercise its rights under Section 8.2.2 with respect to any particular Joint Collaboration IP solely because the Parties have not mutually agreed to file a patent application covering such Joint Collaboration IP. [***] will keep [***] reasonably informed of all material steps with regard to and the status of such Prosecution, including by providing [***] with (a) copies of material correspondence and communications it sends to or receives from any patent office or agency in the Territory relating to such Prosecution, (b) a draft copy of all applications relating to such Prosecution sufficiently in advance of filing to permit reasonable review and comment by [***] and giving due consideration to and, solely with respect to Joint Collaboration IP, incorporating, any reasonable comments in accordance with this Section, and (c) a copy of applications relating to such Prosecution as filed promptly after such filing, together with notice of its filing date and serial number. Before [***] submits any application relating to such Prosecution or filing (including any new patent application), [***] will provide [***] with a reasonable opportunity to review and comment on such application and will take into account, consider in good faith, and, with respect to the Joint Collaboration IP, incorporate, any of [***] reasonable comments.

8.2.2.

[***] Step-In Right. If [***] elects not to continue to Prosecute a given Patent within the Prosecution Patents pursuant to Section 8.2.1 in its entirety or in any particular jurisdiction, then [***] will give [***] notice thereof at least [***] prior to allowing such Patent to lapse or become abandoned or unenforceable, and [***] will have the right to Prosecute such Patent; provided that, for clarity, such right for [***] to Prosecute such Patent shall not include the right to file any patent application (but shall include the right to continue prosecution of any previously filed application, including making subsequent filings in connection with such prosecution that claim priority to such previously filed application) covering any Know-How within the Project Compound IP or Joint Collaboration IP. [***] will have the right, but not the obligation, to assume responsibility for continuing the Prosecution of such Patent in the Field in the applicable country(ies), at [***] sole cost and expense, through patent counsel or agents of its choice; [***]. Upon transfer of [***] responsibility to

[***] for Prosecuting such Patent under this Section 8.2.2, (a) [***] may, in its sole discretion, Prosecute or abandon such Patent; and (b) [***] will promptly deliver to [***] copies of all necessary documents related to such Patent for the Prosecution thereof, and will take those actions and execute those documents that are reasonably necessary for [***] to assume such Prosecution.

8.2.3.

Cooperation in Prosecution. Each Party will, and will cause its Affiliates to, reasonably cooperate with the other Party with respect to the Prosecution of Patents pursuant to Sections 8.2.1, 8.2.2, 8.2.4 (other than with respect to Patents within Janssen’s Background IP), and 8.2.5 (other than with respect to Patents within Odyssey’s Background IP), including providing any necessary powers of attorney, complying with applicable duty of candor or disclosure with a patent office, and executing any other required documents or instruments for such Prosecution.

8.2.4.

Janssen Sole Prosecution. Janssen will control and be solely responsible for the Prosecution of all (a) Patents within Janssen’s Background IP, and (b) Patents within Janssen Collaboration IP, in each case ((a) and (b)), at its sole cost and expense.

8.2.5.

Odyssey Sole Prosecution. Odyssey will control and be solely responsible for the Prosecution of all (a) Patents within Odyssey’s Background IP and (b) Patents within Odyssey Collaboration IP, in each case ((a)-(b)), at its sole cost and expense.

8.2.6.	Separation of Patent Claims and Transfer of Prosecution. [***].

8.2.7.

Unitary Patent System. The Party Prosecuting a Patent in Europe will have the exclusive right to opt-in or opt-out of the Europe Unitary Patent System for such Patent; provided, however, that the Party Prosecuting such Patent in Europe shall notify the other Party sufficiently in advance of such decision to permit reasonable review and comment by such other Party and shall give due consideration to any such comments. For clarity, “to opt-in or opt-out” refers to both the right to have or not have a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as this Agreement on a Unified Patent Court as of February 19, 2013, and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83(3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless the applicable prosecuting Party or its Affiliate has expressly opted in to the Europe Unitary Patent System with respect to a given Patent, the other Party will not initiate any action with respect to such Patent under the Europe Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.

8.2.8.

Patent Term Extension. If elections with respect to obtaining patent term extensions or supplemental protection certificates or their equivalents in any country with respect to any Product becomes available, upon Commercialization Approval or otherwise, [***] will have the right to decide [***] which such issued Patent [***] to extend. At [***] request, [***] will provide prompt and reasonable assistance with respect thereto.

8.3.	Third Party Infringement.

8.3.1.

Notice. Each Party will promptly notify the other Party in writing upon becoming aware of any apparent, threatened, or actual infringement, unauthorized use or misappropriation by reason of the making, using, offering to sell, selling, or importing or other exploitation of a compound or product by a Third Party that would be competitive with a Project Compound or Product in the Field in the Territory (“Infringement”) of any Patents within Project Compound IP, Odyssey Collaboration IP, or Joint Collaboration IP (including Computational Collaboration IP). [***] will provide [***] with all material evidence in [***] Control supporting such infringement or unauthorized use or misappropriation.

8.3.2.

[***] Enforcement. As between the Parties, [***] will have the first right, but not the obligation, using counsel of its choosing and at its sole cost and expense, to institute any Action alleging an Infringement [***] by a Third Party (any such Action, an “Infringement Action”). [***] will notify and keep [***] apprised in writing of any such Infringement Action and will consider [***] reasonable interests and requests regarding such Infringement Action; [***].

8.3.3.

[***] Step-In Right. [***] will promptly notify [***] in writing of its decision to institute any such Infringement Action (or to settle or otherwise secure abatement of such Infringement Action). If [***] decides not to institute such Infringement Action within [***] of notification or becoming aware, or ceases to diligently pursue such Infringement Action, [***] will have the right, but not the obligation, using counsel of its choosing at its sole cost and expense, to institute such Infringement Action against the applicable Third Party infringer(s); [***].

8.3.4.

Cooperation in Enforcement. In any Infringement Action brought pursuant to Section 8.3.2 or Section 8.3.3 by a first Party, the second Party will, and will cause its Affiliates to, reasonably cooperate with each other, in good faith, relative to such first Party’s efforts to protect the applicable Patent or Know-How and will join such suit as a party, if requested by such first Party at such first Party’s cost and expense. Furthermore, the Party initiating any Infringement Action pursuant to Section 8.3.2 or Section 8.3.3 will the other Party with a reasonable opportunity to review, and will consider in good faith and, with respect to Infringement of Joint Collaboration IP, will incorporate, all reasonable and timely comments from the other Party on, any proposed arguments asserted or to be asserted in litigation related to the enforcement or defense of the applicable Patent or Know-How, and such other Party may elect to participate in such Infringement Action at its discretion and at its cost and expense. Neither Party will have the right to settle such Infringement Action under this Section 8.3.4 in a manner that diminishes the rights or interests of the other Party without the prior written consent of the other Party.

8.3.5.

Janssen Sole Enforcement. Janssen will control and be solely responsible for instituting any Action alleging Infringement of (a) Janssen’s Background IP, and (b) Janssen Collaboration IP, in each case ((a) and (b)), at its sole cost and expense.

8.3.6.

Odyssey Sole Enforcement. Odyssey will control and be solely responsible for instituting any Action alleging Infringement of (a) Odyssey’s Background IP and (b) Odyssey Collaboration IP, in each case ((a)-(b)), at its sole cost and expense.

8.3.7.

Allocation of Recoveries. Any settlements, damages, or monetary awards recovered by either Party pursuant to any Infringement Action will, after reimbursing the Parties for their reasonable expenses in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses), be split as follows: [***] will be retained by the Party that brought and controlled the Action and (b) [***] will be paid to the other Party.

8.4.

Claimed Infringement. Each Party will promptly notify the other Party if a Third Party brings any Action alleging patent infringement by Janssen or Odyssey or any of their respective Affiliates or (sub)licensees (including (Sub)licensees) with respect to the Research, Development, Manufacture, or Commercialization of any Project Compound or Product (any such Action, an “Infringement Claim”) in the Territory. [***] will have the right, but not the obligation, to control the defense and response to any such Infringement Claim in the Territory, at [***] sole cost and expense, and [***] will have the right, at its own cost and expense, to be represented in any such Infringement Claim in the Territory by counsel of its own choice. Upon the request of [***] will reasonably cooperate with [***] in the reasonable defense of such Infringement Claim, at [***] expense. [***] will have the right to consult with [***] concerning such Infringement Claim and to participate in and be represented by independent counsel in any associated litigation. [***] will (a) consult with [***] as to the strategy for the prosecution of such defense and provide [***] with a reasonable opportunity to review any material submissions, (b) consider in good faith any comments from [***] with respect thereto, and (c) keep [***] reasonably informed of any material steps taken, and provide copies of material documents filed, in connection with such defense. [***] will have the right to settle such Infringement Claim on terms deemed reasonably appropriate by it, provided, that unless any such settlement includes a full and unconditional release from all liability of [***] and does not adversely affect the rights of [***], any such settlement will be subject to [***] prior written consent.

8.5.

Common Interest. All information exchanged between the Parties regarding the Prosecution and enforcement of Joint Collaboration IP under this Article 8 will be deemed the Confidential Information of the Disclosing Party. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Joint Collaboration IP under this Article 8, including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding anything to the contrary contained herein, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 8 is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party will not be required to disclose such information, and the Parties will in good faith cooperate to agree upon a procedure (including entering into a specific common interest agreement, disclosing such information on a “for counsel eyes only” basis or similar procedure) under which such information may be disclosed without waiving or breaching such privilege or immunity. If desirable or necessary, the Parties will enter into a separate mutually agreed upon common interest agreement with respect to the Patent-related matters of the JPC under this Agreement.

8.6.

CREATE Act and AIA. It is the Parties’ intention that this Agreement is a “joint research agreement” as that phrase is defined in 35 U.S.C. § 102(c) as amended by the Cooperative Research and Technology Enhancement (CREATE) Act and AIA, including the provisions of 35 U.S.C. § 102(b)(2)(c).

ARTICLE 9.

REPRESENTATIONS AND WARRANTIES

9.1.	Representations and Warranties of Janssen. Janssen hereby represents and warrants to Odyssey, as of the Effective Date, that:

9.1.1.

Janssen is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.1.2.

Janssen (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

9.1.3.	this Agreement has been duly executed and delivered on behalf of Janssen, and constitutes a legal, valid, and binding obligation, enforceable against Janssen in accordance with the terms hereof;

9.1.4.

the execution, delivery and performance of this Agreement by Janssen will not constitute a default under or conflict with any agreement, instrument, or understanding, oral or written, to which Janssen is a party or by which Janssen is bound, or violate any law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over Janssen; and

9.1.5.

Janssen has obtained all necessary consents, approvals, and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement.

9.1.6.

Janssen is the sole and exclusive owner or is a licensee of Janssen’s Background IP, all of which are free and clear of any liens, charges, and encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Odyssey hereunder, and, as of the Effective Date, neither any license granted by Janssen to any Third Party, nor any license granted by any Third Party to Janssen, conflicts with the license grants to Odyssey hereunder and Janssen is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such intellectual property rights it purports to grant to Odyssey under this Agreement;

9.1.7.

there are no judgments or settlements against or owed by Janssen or, to Janssen’s knowledge, pending or threatened claims or litigation, in either case relating to Janssen’s Background IP or relating to the transactions contemplated by this Agreement; and

9.1.8.

Janssen has not employed (and, to Janssen’s knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

9.2.	Representations and Warranties of Odyssey. Odyssey hereby represents and warrants to Janssen, as of the Effective Date, that:

9.2.1.

Odyssey is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.2.2.

Odyssey (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

9.2.3.	this Agreement has been duly executed and delivered on behalf of Odyssey, and constitutes a legal, valid, and binding obligation, enforceable against it in accordance with the terms hereof;

9.2.4.

the execution, delivery and performance of this Agreement by Odyssey will not constitute a default under or conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body, or administrative or other agency having jurisdiction over it;

9.2.5.

Odyssey has obtained all necessary consents, approvals, and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by Odyssey in connection with the execution and delivery of this Agreement;

9.2.6.

Odyssey is the sole and exclusive owner or is a licensee of Odyssey’s Background IP, all of which are free and clear of any liens, charges, and encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Janssen hereunder, and, as of the Effective Date, neither any license granted by Odyssey to any Third Party, nor any license granted by any Third Party to Odyssey conflicts with the license grants to Janssen hereunder (or the Commercial License to be granted to Janssen upon Janssen’s exercise of its Option) and Odyssey is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such intellectual property rights it purports to grant to Janssen under this Agreement and the Commercial License to be granted to Janssen upon Janssen’s exercise of its Option;

9.2.7.	no Third Party, to Odyssey’s knowledge, is misappropriating or using in an unauthorized manner any of Odyssey’s Background IP;

9.2.8.

the Know-How within Odyssey’s Background IP is free and clear of liens, charges, and encumbrances, other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Janssen hereunder;

9.2.9.

(a) Odyssey and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Know-How within Odyssey’s Background IP licensed to Janssen hereunder that constitutes confidential information (including requiring all employees, consultants, and independent contractors that have contributed to such Know-How to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Know-How) and (b) to Odyssey’s knowledge, such Know-How has not been used, disclosed to, or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;

9.2.10.	none of Odyssey’s Background IP is subject to any funding agreement with any Governmental Authority;

9.2.11.	Odyssey has not intentionally failed to furnish Janssen with any material information requested by Janssen;

9.2.12.

there are no judgments or settlements against or owed by Odyssey or, to Odyssey’s knowledge, pending or threatened claims or litigation, in either case relating to Odyssey’s Background IP or relating to the transactions contemplated by this Agreement; and

9.2.13.

Odyssey has not employed (and, to Odyssey’s knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

9.3.	Odyssey Covenants. Odyssey hereby covenants to Janssen that, except as expressly permitted under this Agreement:

9.3.1.

it will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that adversely restricts, limits, or encumbers the rights granted to Janssen under this Agreement or the additional rights or licenses Janssen would acquire upon Janssen’s exercise of its Option;

9.3.2.

it will not, and will cause its Affiliates not to (a) license, sell, assign, or otherwise transfer to any Person any of Odyssey’s Background IP, Odyssey Collaboration IP, or Odyssey’s interests in Joint Collaboration IP (including Computational Collaboration IP) (or agree to do any of the foregoing), except as will not adversely restrict, limit, or encumber the rights granted to Janssen under this Agreement or the additional rights or licenses Janssen would acquire upon the exercise of its Option, or (b) incur or permit to exist, with respect to any of Odyssey’s Background IP, Odyssey Collaboration IP, or Odyssey’s interests in Joint Collaboration IP (including Computational Collaboration IP), any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties, or other restriction (including in connection with any indebtedness) that would materially adversely affect the rights and licenses granted to Janssen hereunder;

9.3.3.

all Odyssey employees performing Odyssey Activities under a Research Plan hereunder on behalf of Odyssey will be obligated to assign to Odyssey all rights, title, and interests in and to any inventions developed by them, whether or not patentable;

9.3.4.

Odyssey will comply with all Applicable Laws concerning bribery, money laundering, or corrupt practices, or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization, for the purpose of influencing, inducing, or rewarding any act, omission, or decision to secure an improper advantage, or improperly assisting Odyssey in obtaining or retaining business, specifically including the U.S. Foreign Corrupt Practices Act, in each case, in connection with the activities conducted pursuant to this Agreement. Odyssey will require any contractors, subcontractors, (sub)licensees (including (Sub)licensees), or other Persons that provide services to it in connection with this Agreement to comply with Odyssey’s obligations under this Section.

9.3.5.

it will not engage in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

9.3.6.

Odyssey will inform Janssen in writing promptly if it or any Person engaged by Odyssey or any of its Affiliates who is performing activities under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to Odyssey’s knowledge, is threatened, relating to the debarment or conviction of Odyssey, any of its Affiliates, or any such Person performing activities hereunder.

9.4.	Janssen Covenants. Janssen hereby covenants to Odyssey that, except as expressly permitted under this Agreement:

9.4.1.

it will not, and will cause its Affiliates not to (a) license, sell, assign, or otherwise transfer to any Person any of Janssen’s Background IP, Janssen Collaboration IP, Project Compound IP or Janssen’s interests in Joint Collaboration IP (including Computational Collaboration IP) (or agree to do any of the foregoing), except as will not adversely restrict, limit, or encumber the rights granted to Odyssey under this Agreement, or (b)

incur or permit to exist, with respect to any of Janssen’s Background IP, Janssen Collaboration IP, Project Compound IP or Janssen’s interests in Joint Collaboration IP (including Computational Collaboration IP), any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties, or other restriction (including in connection with any indebtedness) that should materially adversely affect the rights and licenses granted to Odyssey hereunder; provided that, for the avoidance of doubt, subject to Section 13.1, any assignment of the Project Compound IP by Janssen will be deemed an adverse restriction, limit and encumbrance on the rights granted to Odyssey under this Agreement and will be restricted pursuant to this Section 9.4.1, unless Janssen agrees in writing to pay Odyssey all amounts under this Agreement that would have been owed to Odyssey if such assignee were a (Sub)licensee.

9.4.2.

all Janssen employees performing Janssen Activities under a Research Plan hereunder on behalf of Janssen will be obligated to assign to Janssen all rights, title, and interests in and to any inventions developed by them, whether or not patentable;

9.4.3.

Janssen will comply with all Applicable Laws concerning bribery, money laundering, or corrupt practices, or which in any manner prohibit the giving of anything of value to any official, agent, or employee of any government, political party, or public international organization, candidate for public office, health care professional, or to any officer, director, employee, or representative of any other organization, for the purpose of influencing, inducing, or rewarding any act, omission, or decision to secure an improper advantage, or improperly assisting Janssen in obtaining or retaining business, specifically including the U.S. Foreign Corrupt Practices Act, in each case, in connection with the activities conducted pursuant to this Agreement. Janssen will require any contractors, subcontractors, (sub)licensees (including (Sub)licensees), or other Persons that provide services to it in connection with this Agreement to comply with Janssen’s obligations under this Section;

9.4.4.

Janssen will not engage in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act, or is subject to any such similar sanction; and

9.4.5.

Janssen will inform Odyssey in writing promptly if it or any Person engaged by Janssen or any of its Affiliates who is performing under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to Janssen’s knowledge, is threatened, relating to the debarment or conviction of Janssen, any of its Affiliates, or any such Person performing hereunder.

9.5.

Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party nor any of its Affiliates makes any representation or extends any warranty of any kind, either express or implied, including any warranty of merchantability or fitness for a particular purpose.

ARTICLE 10.

INDEMNIFICATION; INSURANCE

10.1.

Indemnification by Janssen. Janssen will indemnify, defend, and hold harmless Odyssey, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors, and agents (each, an “Odyssey Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses), and cost (collectively, “Liabilities”) incurred in connection with or arising out of any Third Party claims, suits or demands against any Odyssey Indemnified Party arising out of or in connection with:

10.1.1.

any claims of any nature arising out of the Research, Development, Manufacture, or Commercialization of any Project Compound or Product (including product liability or the infringement or misappropriation of Third Party intellectual property rights) by, on behalf of, or under the authority of, Janssen, its Affiliates or (Sub)licensees (other than by any Odyssey Indemnified Party), other than claims for which Odyssey is required to indemnify Janssen pursuant to Section 10.2; or

10.1.2.

the breach by Janssen of any of its representations, warranties, or covenants set forth in this Agreement, except to the extent caused by the gross negligence or willful misconduct of Odyssey or any Odyssey Indemnified Party.

10.2.

Indemnification by Odyssey. Odyssey will indemnify, defend, and hold harmless Janssen, each of its Affiliates, (Sub)licensees, distributors, and each of its and their respective employees, officers, directors, and agents (each, a “Janssen Indemnified Party”) from and against any and all Liabilities incurred in connection with or arising out of any Third Party claims, suits or demands against any Janssen Indemnified Party arising out of or in connection with:

10.2.1.

any claims of any nature arising out of the Research activities (including product liability or the infringement or misappropriation of Third Party intellectual property rights) performed by or on behalf of Odyssey, its Affiliates or (Sub)licensees with respect to any Project Compound or Product during the Research Term, other than claims for which Janssen is required to indemnify Odyssey pursuant to Section 10.1; or

10.2.2.

the breach by Odyssey of any of its representations, warranties, or covenants set forth in this Agreement, except to the extent caused by the gross negligence or willful misconduct of Janssen or any Janssen Indemnified Party.

10.3.	Procedure.

10.3.1.

Any Odyssey Indemnified Party or Janssen Indemnified Party seeking indemnification hereunder (each, an “Indemnified Party”) will notify the Party against whom indemnification is sought (the “Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Liability in respect of which such Indemnified Party intends to base a claim for indemnification hereunder, but the failure or delay to so notify the Indemnifying Party will not relieve such Indemnifying Party of any obligation or liability that it may have to such Indemnified Party except to the extent that such Indemnifying Party demonstrates that its ability to defend or resolve such Liability is adversely affected thereby.

10.3.2.

Subject to the provisions of Section 10.3.3, such Indemnifying Party will have the right, upon providing notice to such Indemnified Party of its intent to do so [***] after receipt of the notice from such Indemnified Party of such Liability, to assume the defense and handling of such Liability, at such Indemnifying Party’s sole cost and expense.

10.3.3.

Such Indemnifying Party will select competent counsel in connection with conducting such defense and handling of such Liability, and such Indemnifying Party will defend and handle the same in consultation with such Indemnified Party, and will keep such Indemnified Party timely apprised of the status of such Liability. Such Indemnifying Party will not, without the prior written consent of such Indemnified Party, agree to a settlement of such Liability which could lead to liability or create any financial or other obligation on the part of such Indemnified Party for which such Indemnified Party is not entitled to indemnification hereunder, or would involve any admission of wrongdoing on the part of such Indemnified Party or does not include a full release of claims. Such Indemnified Party will reasonably cooperate with such Indemnifying Party, at the request and cost and expense of such Indemnifying Party, and will be entitled to participate in the defense and handling of such Liability with its own counsel and at its own cost and expense.

10.4.

Insurance. Each Party will maintain, at its sole cost and expense, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to [***]. Upon written request by a Party, the other Party will provide to such Party evidence of insurance in the form of a certificate of insurance. Each Party will provide the other Party with [***] advance written notice in the event of any insurance cancellation. Notwithstanding the foregoing, Janssen may self-insure to the extent that it self-insures for its other activities.

10.5.

Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this Article 10, (b) claims arising out of a Party’s gross negligence or willful misconduct, or (c) a Party’s breach of Section 5.9, Article 12, Section 5.7, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive, or other indirect damages, or lost or imputed profits or royalties, lost data, or cost of procurement of substitute goods or services, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity, or contribution, and irrespective of whether such Party or any representative of such Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

ARTICLE 11.

TERM; TERMINATION

11.1.

Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 11, will continue in full force and effect until this Agreement expires (a) on a country-by-country and Product-by-Product basis on the date of expiration of all payment obligations under this Agreement with respect to such Product in such country and (b) in its entirety upon the expiration of all payment obligations under this Agreement with respect to all Products in all countries.

11.2.	Termination of the Agreement.

11.2.1.

Janssen’s Termination for Convenience. Janssen will have the right to terminate this Agreement in its entirety, or terminate this Agreement in part on a Program-by-Program basis with respect to a particular Program, for convenience by providing Odyssey [***] written notice of such termination.

11.2.2.	Termination for Material Breach.

(a)

Janssen’s Right to Terminate. If Odyssey is in material breach of this Agreement, then Janssen may deliver notice of such material breach to Odyssey. If such material breach is curable, Odyssey will have [***] from the receipt of such notice to cure such material breach. If either Odyssey fails to cure such material breach within such [***] period or such material breach is not subject to cure, Janssen may terminate this Agreement (i) if such material breach solely relates to a particular Program, with respect to such Program or (ii) if such material breach relates to multiple Programs or this Agreement as a whole, in its entirety, in each case ((i)-(ii)), by providing written notice to Odyssey.

(b)

Odyssey’s Right to Terminate. If Janssen is in material breach of this Agreement, then Odyssey may deliver notice of such material breach to Janssen. If such material breach is curable, Janssen will have [***] from the receipt of such notice to cure such material breach. If either Janssen fails to cure such material breach within such [***] period or such material breach is not subject to cure, Odyssey may terminate this Agreement (i) if such material breach solely relates to a particular Program, with respect to such Program or (ii) if such material breach relates to multiple Programs or this Agreement as a whole, in its entirety, in each case ((i)-(ii)), by providing written notice to Janssen.

11.2.3.

Disputes Regarding Material Breach. Notwithstanding the foregoing, if the breaching Party in Section 11.2.2 disputes in good faith the existence, materiality, or failure to cure of any material breach, and provides notice to the non-breaching Party of such dispute within the [***] cure period set forth in this Section 11.2, the non-breaching Party will not have the right to terminate this Agreement in accordance with Section 11.2.2, unless and until such dispute has been resolved. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

11.3.

Termination for Insolvency. If Odyssey makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it that is not discharged within [***] of the filing thereof (each, an “Insolvency Event”), then Janssen may terminate this Agreement in its entirety effective immediately upon written notice to Odyssey.

11.3.1.

Section 365(n) of the Bankruptcy Code. All rights and licenses now or hereafter granted by Odyssey to Janssen under or pursuant to this Agreement, including, for the avoidance of doubt, any Commercial Licenses are, for all purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined in the United States Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to Odyssey, Odyssey agrees that Janssen, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. Odyssey will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, product samples and inventory, research studies and data, the technology licensed to Janssen hereunder and all information related thereto. If (i) a case under the United States Bankruptcy Code is commenced by or against Odyssey, (ii) this Agreement is rejected as provided in the United States Bankruptcy Code, and (iii) Janssen elects to retain its rights hereunder as provided in Section 365(n) of the United States Bankruptcy Code, Odyssey (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(a)

provide to Janssen all such intellectual property (including all embodiments thereof) held by Odyssey and such successors and assigns, or otherwise available to them, immediately upon Janssen’s written request. Whenever Odyssey or any of its successors or assigns provides to Janssen any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 11.3.1(a), Janssen will have the right to perform Odyssey’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Janssen will release Odyssey from liability resulting from rejection of the license or the failure to perform such obligations; and

(b)

not interfere with Janssen’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the United States Bankruptcy Code.

All rights, powers, and remedies of Janssen provided herein are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including the United States Bankruptcy Code) in the event of the commencement of a case under the United States Bankruptcy Code with respect to Odyssey.

11.4.	[***]

[***]

[***]

11.4.3.

If Janssen elects to cease all Development and Commercialization activities with respect to all Project Compounds and Products under a Program, then Janssen will provide to Odyssey written notice thereof, and upon the cessation of all such activities, Janssen will terminate this Agreement with respect to such Program by providing written notice of such termination to Odyssey.

11.4.4.	Upon such termination of a Program in accordance with this Section 11.4.4, the provisions of Section 11.5 will apply to such Program, including Section 11.5.5 and Section 11.5.6

11.5.	Effects of Termination.

11.5.1.

Termination of Licenses. If this Agreement is terminated in its entirety, then, except as set forth in Section 11.5.5, all licenses and other rights granted under this Agreement will terminate. If this Agreement is terminated with respect to a Program, then, except as set forth in Section 11.5.5, all such licenses and other rights will terminate only with respect to the terminated Program.

11.5.2.

Termination of Rights and Obligations. Except as set forth in this Section 11.5 through Section 11.8, as of the effective date of termination, all rights and obligations of the Parties under this Agreement (a) will terminate, if this Agreement is terminated in its entirety, and (b) will terminate with respect to the applicable terminated Program, if this Agreement is terminated with respect to such Program.

11.5.3.

Dissolution of JRC and Other Committees and Working Groups. If this Agreement is terminated in its entirety, then the JRC and all other committees and working groups will be dissolved as of the effective date of such termination.

11.5.4.

Reimbursement for Non-Cancellable Costs. If this Agreement is terminated, other than for Odyssey’s material breach pursuant to Section 11.2.2(a), (a) in its entirety, Janssen will reimburse Odyssey for any non-cancellable costs actually incurred by Odyssey that were committed to prior to the date of such termination, and (b) with respect to a Program, Janssen will reimburse Odyssey for any non-cancellable costs actually incurred by Odyssey solely with respect to such Program, that were committed to prior to the date of such termination; provided, that, in each case ((a)-(b)), Odyssey uses reasonable efforts to mitigate such costs during the applicable notice period for such termination. [***].

11.5.5.

Odyssey Terminated Program. If this Agreement is terminated with respect to a Program for an Elected Target that is [***] Elected Target (including pursuant to Sections 2.4.2, 11.2 (other than a termination by Janssen for Odyssey’s material breach pursuant to Section 11.2.2 where such material breach is the result of Odyssey’s fraud or willful misconduct), 11.3 or 11.4, and with the termination of this Agreement in its entirety being deemed the termination of all Programs), then Odyssey will have the right, but not the obligation, to have such terminated Program revert to Odyssey as set forth in this Section 11.5.5. Within [***] following the effective date of termination for such terminated Program, Janssen will provide [***]. Upon receipt [***], Odyssey will have [***] to provide written notice to Janssen to elect for the terminated Program to revert to Odyssey (“Reversion Election Period”) as described in this Section 11.5.5. If Odyssey (i) provides written notice to Janssen during the Reversion Election Period that it elects not to have the terminated Program revert to Odyssey, or (ii) fails to provide any written notice to Janssen prior to the end of the Reversion Election Period, then the terminated Program will become a Janssen Terminated Program as set forth in Section 11.5.6. If Odyssey provides written notice to Janssen during the Reversion Election Period that it elects to have the terminated Program revert to Odyssey, then the following terms will apply to such terminated Program for a [***] Elected Target (such reverted, terminated Program, an “Odyssey Terminated Program,” and such notice date, the “Reversion Date”):

(a)

Effective upon the Reversion Date for such Odyssey Terminated Program, (i) [***], (iii) Odyssey will control and will have the right, but not the obligation, at its sole cost and expense, to [***], and (iv) Janssen will, as promptly as practicable, at Janssen’s cost, [***].

[***]. The Parties will, as soon as reasonably practicable, mutually agree on a transition plan to accomplish the activities set forth in clause (iv) of the preceding sentence, and will use Commercially Reasonable Efforts to perform its activities set forth therein within the timelines set forth therein. The Parties agree and acknowledge that such transition plan may involve [***] as part of the transition of such activities to Odyssey, at Odyssey’s sole cost and expense; provided, however, that in no event will such activities continue for more than [***] after the date the parties mutually agree on a transition plan (unless a longer period is mutually agreed or otherwise required by ethical obligations relevant to Clinical Trials). For purposes of this Section 11.5.5(a), the terms Project Compound and Product will apply with respect to the Target for the Odyssey Terminated Program (despite such Target no longer being an Elected Target), mutatis mutandis.

(b)

Except if the Odyssey Terminated Program was terminated (including if the Agreement is terminated in its entirety) by Odyssey for Janssen’s material breach pursuant to Section 11.2.2(b), Odyssey will pay to Janssen up to [***]. With respect to the payments described above, Sections 7.5.4, 7.6, 7.7, 7.8, and 7.9 will apply mutatis mutandis, and the covenants under Sections 9.4.1 and 9.4.2 will survive termination of such Program.

11.5.6.

Janssen Terminated Program. If (a) this Agreement is terminated with respect to a Program for an Elected Target that is [***] Elected Target (including pursuant to Sections 2.4.2, 11.2, 11.3 or 11.4, and with the termination of this Agreement in its entirety being deemed the termination of all Programs), or (b) this Agreement is terminated with respect to a Program for an Elected Target that is a [***] Elected Target and such Program does not become an Odyssey Terminated Program pursuant to Section 11.5.5, then Janssen will retain all rights, title, and interests in the Project Compound IP and Janssen Collaboration IP, and all of Janssen’s rights, title, and interests in the Joint Collaboration IP, with respect to such Programs (each such Program in (a) and (b), a “Janssen Terminated Program”). Notwithstanding anything to the contrary herein, in the event Janssen, its Affiliates or (Sub)licensees Develops or Commercializes any Product from a Janssen Terminated Program following termination of this Agreement with respect to such program, royalties and milestones will still be payable to Odyssey with respect to such Janssen Terminated Program in accordance and Sections 7.3 through 7.9, which sections shall apply mutatis mutandis.

11.5.7.

Patent Information. Janssen, if requested in writing by Odyssey, will provide any (a) material correspondence with the relevant patent offices pertaining to Janssen’s Prosecution of the Prosecution Patents to the extent not previously provided to Odyssey during the course of this Agreement and (b) a report detailing the status of all such Prosecution Patents at the time of termination.

11.5.8.	Cooperation. Each Party will, and will use reasonable efforts to cause its Affiliates to, comply with the obligations in this Section 11.5.

11.6.

Return of Confidential Information. Within [***] after the effective date of termination or expiration of this Agreement in its entirety or on a Program-by-Program basis, each Party will, and cause its Affiliates to, (a) destroy all tangible items comprising, bearing, or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or control, and provide written certification of such destruction, or (b) prepare such tangible items of the other Party’s Confidential Information for shipment to such other Party, as such other Party may direct, at the first Party’s expense; provided, however, that, in any event, (i) each Party may retain copies of the Confidential Information of the other Party to the extent necessary to perform its obligations or exercise its rights that survive termination of this Agreement; (ii) each Party may retain one (1) copy of the Confidential Information of the other Party for its legal archives; and (iii) if any such termination or expiration is with respect to one (1) or more Programs but not this Agreement in its entirety, this Section 11.6 will apply only to Confidential Information regarding such Program(s) (and the Project Compounds and Products under such Program(s)).

11.7.

Accrued Obligations. Termination or expiration of this Agreement for any reason will not release either Party from any obligation or liability which, on the effective date of such termination or expiration, has already accrued to the other Party or which is attributable to a period prior to such termination or expiration.

11.8.

Survival. The provisions set forth in the following Sections, as well as, to the extent applicable, any other Sections or defined terms referred to in such Sections or necessary to give them effect, will survive the expiration or termination of this Agreement in its entirety: Article 1 and 7 (solely with respect to any payments accruing prior to expiration or termination of this Agreement, and as set forth in Section 11.5.5 and Section 11.5.6) and Sections 5.7, 6.2.2 (solely with respect to any Project Compounds or Products for a Janssen Terminated Program), 6.4.4 (last sentence), 8.1

(subject to Section 11.5.5), 8.2-8.3 (solely with respect to Joint Collaboration IP), 8.5-8.6, 9.4.1 (solely with respect to Janssen Terminated Programs), 9.5, 10.1-10.3, 10.5, 11.5-11.8, 12.1-12.3, 13.3-13.8, 13.10-13.15, 13.16 (solely with respect to Section 11.5.5) and 13.17. Except as otherwise expressly provided in this Agreement, including this Section 11.8, all rights and obligations of the Parties under this Agreement (including any licenses or other rights granted under this Agreement) will terminate upon the expiration or termination of this Agreement in its entirety for any reason.

ARTICLE 12.

CONFIDENTIALITY

12.1.

Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for [***] thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information in any manner, other than to exercise the Receiving Party’s rights and perform the Receiving Party’s obligations hereunder; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, other than to exercise the Receiving Party’s rights and perform the Receiving Party’s obligations hereunder. Without limiting the generality of the foregoing, to the extent the Disclosing Party provides to the Receiving Party any Confidential Information owned by any Third Party, the Receiving Party will handle such Confidential Information in accordance with the terms and conditions of this Article 12 applicable to a Receiving Party.

12.2.

Authorized Disclosure. Notwithstanding the foregoing provisions of Section 12.1, each Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary to:

12.2.1.	file or prosecute patent applications as contemplated by this Agreement;

12.2.2.	prosecute or defend litigation;

12.2.3.	comply with Applicable Law as set forth in Section 12.3.

If a Party deems it reasonably necessary to disclose Confidential Information of the other Party pursuant to this Section 12.2, such Party will, to the extent possible, give reasonable advance written notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information. In addition to the foregoing, a receiving Party may disclose the Disclosing Party’s Confidential Information to its Affiliates, and its and their employees, directors, consultants and subcontractors to exercise its rights and perform its obligations hereunder (“Permitted Recipients”); provided, that such disclosure is covered by terms of confidentiality and non-use similar to those set forth herein (except the term of which shall be customary for the nature of the recipient).

Notwithstanding anything to the contrary contained herein, but subject to Section 12.3, in no event may Odyssey disclose Janssen’s Confidential Information to any Third Party (including any of Janssen’s investors, collaborators, or licensees) engaged in the research, development, manufacture, or commercialization of pharmaceutical products.

Further, the Parties hereby consent to the disclosure of a copy of this Agreement to any tax authority by the other Party (a) upon receipt of any legally enforceable information request by such tax authority, (b) in compliance with any legally enforceable filing requirement, or (c) in connection with a submitted transfer pricing analysis. In the event of such disclosure, the disclosing Party will provide written notice to the other Party as soon as reasonably practicable (but in any event, within [***] of such disclosure) and make reasonable efforts to ensure that the information is maintained in confidence by the applicable tax authority, including marking any disclosed document as confidential.

12.3.

SEC Filings and Other Disclosures. A Receiving Party may disclose Confidential Information of the Disclosing Party (a) to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided, that such Receiving Party will, to the extent permitted, (i) give reasonable advance notice to the Disclosing Party of such disclosure to permit the Disclosing Party to use its reasonable efforts to secure confidential treatment of such Confidential Information prior to disclosure to the extent such treatment is applicable (whether through protective orders or otherwise), and reasonably consider the comments of the Disclosing Party regarding confidential treatment sought for such disclosure, (ii) cooperate with the Disclosing Party in the exercise of its right to protect the confidentiality of the Confidential Information and (iii) disclose only that Confidential Information that is required to be disclosed, and (b) to its advisors (including financial advisors, attorneys, and accountants), actual or potential acquisition partners, financing sources, or investors and underwriters on a need-to-know basis; provided, that such disclosure is covered by terms of confidentiality and non-use similar to those set forth herein (which may include professional ethical obligations and the term of which shall be customary for the nature of the recipient).

12.4.	Public Announcements; Publications.

12.4.1.

Coordination. Odyssey and Janssen will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed by a Party; provided, however, that [***].

12.4.2.

Announcements. The Parties have agreed upon the contents of a press release which will be issued by Odyssey substantially in the form attached hereto as Schedule 12.4.2 promptly after the Effective Date. Except as required to comply with Applicable Law or as permitted by Section 12.2 or Section 12.3, neither Party may issue any other press release or other public statement disclosing the execution of this Agreement, the terms of this Agreement, or the transactions contemplated by this Agreement, without the prior written consent of the other Party. In the event that a Party intends to issue such a press release or other public statement as required to comply with Applicable Law, such Party will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of such disclosure.

12.4.3.	Publications.

(a)	As between the Parties, [***].

(b)

Any publications made pursuant to this Section 12.4.3 will comply with standard academic practice regarding authorship of scientific publications and recognition of the contribution of the Parties. Consistent with the International Committee of Medical Journal Editors (ICMJE) guidelines, the Parties acknowledge and agree that in order to be listed as an author, an investigator must: (i) meet the criteria established by the ICMJE guidelines; (ii) have the opportunity to guide, review, and modify the scientific manuscript throughout the development process; and (iii) help ensure that the scientific manuscript is objective and unbiased.

ARTICLE 13.

MISCELLANEOUS

13.1.

Assignment. Neither this Agreement nor any interest hereunder will be assignable by either Party without the prior written consent of the other Party, except as follows: (a) either Party may, subject to the terms and conditions of this Agreement, assign its rights and obligations under this Agreement by way of sale of itself or the sale of the portion of such Party’s business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest; and (b) either Party may assign its rights and obligations under this Agreement to any of its Affiliates only for so long as such entity remains an Affiliate; provided, that such Party will remain liable for all of its rights and obligations under this Agreement. An assigning Party will promptly notify the other Party of any assignment or transfer under the provisions of this Section 13.1. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.1 will be null and void.

13.2.

Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party uses Commercially Reasonable Efforts to remove such condition.

13.3.

Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will exist or be implied against the Party that drafted such terms and provisions.

13.4.

Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email (if an email address has been provided below or has been furnished by the receiving Party in writing accordance with this Section 13.4) or sent by nationally-recognized overnight courier, addressed as follows:

If to Janssen:

[***]

[***]

[***]

[***]

with a copy to:

[***]

[***]

[***]

[***]

and with a copy to:

[***]

[***]

[***]

[***]

[***]

If to Odyssey:

[***]

[***]

[***]

[***]

with a copy to:

[***]

[***]

[***]

[***]

[***]

and with a copy to:

[***]

[***]

[***]

[***]

[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-business day, then on the next Business Day); or (b) on receipt if sent by overnight courier.

13.5.	Amendment. No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

13.6.

Waiver. No provision of this Agreement will be waived by any act, omission, or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

13.7.

Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal, or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

13.8.	Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.9.

Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to either Party from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

13.10.

Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

13.11.

Dispute Resolution. Any dispute, controversy, or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination, or validity thereof, including any claim of inducement by fraud or otherwise (“Dispute”), will be resolved pursuant to this Section 13.11.

13.11.1.

Escalation to Executive Officers. Either Party may refer any Dispute to the Executive Officers of the Parties, who will confer in good faith on the resolution of the issue, by delivering written notice to the other Party.

13.11.2.

Mediation. If the Executive Officers are unable to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then within [***] after the end of such [***] period or such other mutually-agreed period of time, before initiating arbitration, either Party may elect to attempt to resolve the Dispute by confidential mediation. The mediation will be held in New York, New York. Either Party may initiate mediation by written notice to the other Party of the existence of a Dispute.

(a)

The Parties will use a professional mediator selected by mutual agreement. The Parties will select a mediator within [***] of the date of the notice of the existence of the Dispute and the mediation will begin promptly after the selection. The mediation will continue until the mediator, or either Party, declares in writing, no sooner than after the conclusion of one (1) full day of a substantive mediation conference attended on behalf of each Party by a representative with authority to resolve the Dispute, that the Dispute cannot be resolved by mediation. In no event, however, will mediation continue more than [***] from the date of the notice of the existence of the Dispute unless the Parties agree in writing to extend that period.

(b)	The Parties may jointly opt out of the mediation procedure by written mutual agreement.

13.11.3.

Arbitration. If the Dispute is not resolved through mediation, then either Party may by written notice to the other Party, elect to initiate an arbitration proceeding pursuant to the procedures set forth in this Section 13.11.3 for purposes of having the matter settled (the “Arbitration Notice”). A Party may elect to resolve any Dispute pursuant to arbitration only after the Parties have escalated the Dispute to the Executive Officers pursuant to Section 13.11.1 and attempted to mediate, or neither Party has elected to mediate, the Dispute pursuant to Section 13.11.2, which process shall be a condition precedent to arbitration. The Parties will follow the following procedures to resolve such Dispute under arbitration:

(a)

Binding Arbitration. Within [***] following a Party’s receipt of the Arbitration Notice, the Parties will submit such Dispute to, and such Dispute will be finally resolved by, binding arbitration in accordance with [***] The arbitral tribunal shall be composed of three impartial arbitrators bound by [***], all of whom will have relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable), one appointed by each of the Parties [***] after the Arbitration Notice, and the third who will chair the arbitral tribunal appointed by the Party-appointed arbitrators within [***] after the appointment of the second arbitrator (or such longer period mutually agreed by the Parties), or, failing agreement by the Party-appointed arbitrators, by the [***] in accordance with the list method of [***]. If, at the time of the arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, said single arbitrator will (i) have relevant experience in the pharmaceutical industry (and the field of pharmaceutical development, commercialization or any other relevant area, as applicable) and (ii) be appointed by agreement of the Parties within [***] after the Arbitration Notice, or, failing such agreement, by the [***] in accordance with the list method of [***]. In no case shall any arbitrator have participated in a prior mediation involving either Party unless explicitly agreed to by the Parties. Unless otherwise agreed by the Parties, the seat and place of the arbitration proceedings shall be New York, New York, U.S.A. and the language of the arbitration shall be English.

(b)

Awards and Fees. The arbitrator(s) may only issue awards of direct monetary damages and will not under any circumstances have the authority or power to grant (i) equitable relief, (ii) orders for specific performance, (iii) punitive damages or (iv) except to the extent set forth in Section 10.5, consequential damages. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses, including attorney’s fees.

(c)

Rulings. All arbitration proceedings must be completed within [***] after the Arbitration Notice. The Parties hereby agree that, subject to the provisions of this Section 13.11.3, the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefor by the Parties as well as the final award. The final award will be issued no more than [***] after the final submissions of the Parties, or as soon thereafter as practicable. All rulings by the arbitrator(s) will be final and binding on the Parties. The arbitrator(s) shall issue a reasoned decision that accompanies the final award.

(d)

Enforcement of Rulings by Courts of Competent Jurisdiction. Any ruling issued by the arbitrator(s) pursuant to Section 13.11.3(c) may be enforced, to the extent that such ruling complies with the provisions of Section 13.11.3(b), in any court having jurisdiction over any of the Parties or any of their respective assets.

(e)

Confidentiality. All activities undertaken by the arbitrator(s) or the Parties pursuant to this Section 13.11.3 will be conducted subject to obligations of confidentiality no less restrictive than those set forth in Article 12. Further, the Parties acknowledge and agree that their respective conduct during the course of the arbitration, their respective statements and all information exchanged in connection with the arbitration, and the conduct of the arbitration and any information produced thereunder is Confidential Information under this Agreement and subject to the provisions of Article 12.

13.11.4.

Patent Disputes. Notwithstanding the foregoing in this Section 13.11, if a dispute arises between the Parties under this Agreement with respect to the interpretation, scope, validity, enforceability, applicability or term of any Patent, then such dispute shall not be resolved pursuant to Sections 13.11.2 and 13.11.3, but instead may be brought by either Party in a court of competent jurisdiction in the country in which such Patents were granted or arose.

13.11.5.

Equitable Relief. Notwithstanding anything to the contrary in this Agreement (including Section 13.11), nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party. Without limiting the foregoing, each Party agrees that its unauthorized release of the other Party’s Confidential Information will cause irreparable damage to the other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to seek timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted in any state or federal court seated in the Borough of Manhattan, City and State of New York.

13.12.

Entire Agreement. This Agreement constitutes and contains the complete, final, and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings, and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including that certain [***] which is hereby superseded and replaced in its entirety as of the Effective Date, and any Confidential Information disclosed by the Parties under such agreement will be treated in accordance with the provisions of Article 12.

13.13.

Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing herein contained will be deemed to create an employment, agency, joint venture, or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

13.14.

Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

13.15.

No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement.

13.16.

Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.17.

Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by facsimile or digital transmission (.pdf), each of which will be binding when received by the applicable Party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

JANSSEN PHARMACEUTICA NV

By:	([***])
Name:	([***])
Title:	([***])

JANSSEN PHARMACEUTICA NV

By:	([***])
Name:	([***])
Title:	([***])

[Signature Page to Strategic Collaboration, Option and License Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ODYSSEY THERAPEUTICS, INC.

By:	([***])
Name:	([***])
Title:	([***])

[Signature Page to Strategic Collaboration, Option and License Agreement]